As filed with the Securities and Exchange Commission on March 16, 2006

                       Reg. No. 333-129458

             U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM SB-2/A
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         AMENDMENT NO. 1

                     Renewable Assets, Inc.
          --------------------------------------------
         (Name of Small Business Issuer in its Charter)

     Delaware                      8741              20-0858618
------------------------     -----------------     ----------------
(State of Incorporation)     (Primary Standard     (I.R.S. Employer
                                Industrial          Identification
                              Classification)        Code Number)


7040 W. Palmetto Park Road, No. 572,
Boca Raton, Florida 33433                         (561) 488-9938
---------------------------------------         ------------------
(Address of principal executive offices         (Telephone Number)
and principal place of business)


                         Alfred M. Schiffrin
                       Chief Executive Officer
                        Renewable Assets, Inc.
             7040 W. Palmetto Park Road, Bldg. 4, No. 572
                      Boca Raton, Florida 33433
                          (561) 488-9938
                          --------------
      (Name, address and telephone number of agent for service)

                               Copy to:
                     Eugene Michael Kennedy, Esq.
               Law Office of Eugene Michael Kennedy, P.A.
                     517 Southwest First Avenue
                   Fort Lauderdale, Florida 33301
                          (954) 524-4155

Approximate date of proposed sale to the public: May 1, 2006 from time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE

                                                          Proposed        Proposed maximum
Title of each class of        Shares/Warrants to be       maximum        aggregate offering      Amount of
securities to be registered        registered          offering price       price(1)(2)       registration fee
---------------------------   ---------------------    --------------    ------------------   ----------------

Common Stock and Warrants     1,000,000 Shares           $    0.25         $   250,000           $   29.43
Comprising 1,000,000 Units    5,000,000 Class "A"
                                Warrants

Common Stock Underlying
     Class "A" Warrants       5,000,000 Shares           $    0.50         $ 2,500,000           $  294.25

--------------------------------------------------------------------------------------------------------------
Gross Proceeds to
     Issuer                  (6,000,000 Shares)                            $ 2,750,000
--------------------------------------------------------------------------------------------------------------
Total Registration Fee

                                                                                                 $  248.43
--------------------------------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the offering price of the Units, comprised of one (1) presently unissued share of Common Stock and five
(5) Class "A" Common Stock Purchase Warrants per Unit and the exercise price of the Class "A" Common Stock Purchase Warrants being offered by the Company. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the Warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

PROSPECTUS

                       RENEWABLE ASSETS, INC.

       1,000,000 Units Comprised of One (1) Share of Common Stock and Five (5) Class "A" Common Stock Purchase Warrants per Unit

This prospectus relates to the registration and sale of:

     a. 1,000,000 Units @$0.25 per Unit, on a "best-efforts, no minimum basis" by management, each Unit consisting of:

          i. Five (5) Class "A" Common Stock Purchase Warrants ("Warrants") - Each of which is exercisable, at any time prior to their termination two years from the date of this prospectus, in exchange for one (1) share of Common Stock at the Exercise Price of $0.50 per share; an aggregate of 5,000,000 Shares; and

          ii. One (1) share of Common Stock; an aggregate of 1,000,000 shares; and

     b. 5,000,000 shares of our Common Stock issuable upon the exercise of the Warrants in the Units being offered by this Prospectus.

We are selling 1,000,000 shares of Common Stock and 5,000,000 Warrants within the Units in this offering and will receive the proceeds from the sale of the Units, if any, as well as the exercise price of the Warrants if and when the purchasers or subsequent holders of the Warrants exercise them. We are paying the expenses of registering the Warrants and all of these shares.

As of the date of this Prospectus our Common Stock is not being traded. The shares of Common Stock and the Warrants included in this Prospectus may be offered and sold directly by the Unit purchasers and Warrantholders in the open market, when, as and if an active market in our securities is made by one or more registered market makers at prevailing prices, or in individually negotiated transactions, through agents designated from time to time, or through underwriters or dealers. We will not control or determine the price at which a Warrantholder or stockholder decides to sell its Warrants or shares. Brokers or dealers effecting transactions in these securities should confirm that they are registered under applicable state law or that an exemption from registration is available.

Our principal executive offices are located at 7040 W. Palmetto Park Road, Bldg. 4, No. 572, Boca Raton, Florida 33433, and our telephone number is (561) 488-9938.

Investing In Our Common Stock Involves A High Degree Of Risk.
You should understand the risks associated with investing in the Units and our Common Stock. Before making an investment, read the "Risk
Factors," which begin on page 7 of this prospectus.

The price of the Units being offered, as well as the Exercise Price of the Warrants, have all been arbitrarily determined by us, without any relationship to any generally accepted criteria of value, including but not limited to book value.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

Subject to completion, dated _______________________, 2006.

Renewable Assets, Inc., 7040 W. Palmetto Park Road, Bldg. 4, No. 572, Boca Raton, FL 33433, (561) 488-9938.

                         TABLE OF CONTENTS

                                                                  Page


Prospectus
Summary..............................................................5
Risk
Factors..............................................................7
Forward-Looking
Statements..........................................................11
Use of
Proceeds............................................................11
Market Price of Common Stock and Other Shareholder
Matters.............................................................12
Determination of Offering Price.....................................12
Dilution............................................................12
Management's Discussion and Analysis or Plan of Operation...........13
Business............................................................17
Directors, Executive Officers, Promoters and Control Persons........19
Executive Compensation..............................................20
Security Ownership of Certain Beneficial Owners and Management......21
Plan of Distribution................................................22
Certain Relationships and Related Transactions......................23
Description of Securities...........................................24
Interests of Named Experts and Counsel..............................26
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities..........................................26
Legal Matters.......................................................26
Where You Can Find More Information.................................27
Index to Financial Statements.......................................28
Exhibits............................................................62



You may rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in the Units or our Common Stock. Read the entire prospectus before making an investment decision. Throughout this prospectus, the terms "we," "us," "our," "RAI" and "our Company" refer to Renewable Assets, Inc., a Delaware corporation.

Business
Our Company is in the development stage. We were incorporated by our parent, International Imaging Systems, Inc. ("IIS"), in the State of Delaware on December 12, 2003, to continue to pursue the line of business of IIS, that consists of marketing pre-owned, brand-name photocopy machines as agent for an unaffiliated office furniture company, Office Furniture Warehouse, Inc. On December 22, 2003, IIS assigned to us that line of business and a related marketing services agreement with Office Furniture Warehouse without consideration and without any operations funding by IIS at the time of the contract assignment or since, other than some legal and accounting expenses. We continue to be engaged in that enterprise, albeit restricted by our limited resources.

Services/Products
We are currently marketing pre-owned, refurbished Canon and Minolta photocopy machines for Office Furniture Warehouse in Pompano Beach, Florida, where Office Furniture Warehouse maintains a 12,000 square foot showroom and a nearby 30,000 square foot warehouse. Office Furniture Warehouse is a retail seller of new and used office furniture and systems. The photocopy machines we market range from simple desk-top models to stand-alone, multi-function business machines. We are one of two, co-exclusive marketers of pre-owned photocopiers for Office Furniture Warehouse. Revenues generated from our sale of pre-owned photocopiers are shared equally with Office Furniture Warehouse, after deducting the cost of each photocopier. The marketing agreement has an initial term of three years and automatically renews for successive one year terms unless terminated by mutual agreement or upon the happening of certain events, such as bankruptcy.

We select and arrange for the purchase by Office Furniture Warehouse of the pre-owned photocopiers to be marketed. Under the marketing agreement, Office Furniture Warehouse is obligated to provide us with the number and the models of pre-owned photocopiers for sale as we may reasonably request. Our president is responsible for, and effects sales of, those photocopiers on behalf of Office Furniture Warehouse and schedules delivery and installation of sold machines by Office Furniture Warehouse trucks and personnel.

We are highly dependent upon Office Furniture Warehouse. Termination by Office Furniture Warehouse of the marketing agreement would have a material adverse effect upon us, since we currently lack the financial resources to operate our own retail outlets as principal and may be unable to locate another party for whom we could provide our marketing services on the same terms and conditions as agreed with Office Furniture Warehouse.

Spin-Off; Corporate Background
Our Company was formed by International Imaging Systems, Inc., as its wholly owned subsidiary. On April 13, 2004, a Board of Directors of IIS approved a spin-off distribution of all 3,014,350 shares of our Common Stock issued and outstanding and owned by IIS, to the IIS stockholders of record as of April 14, 2004.

As part of the spin-off each stockholder of record of IIS is to receive one-half (1/2) share of our Common Stock for each full share of IIS common stock owned on April 14, 2004. The spin-off has not yet taken place due to our mutual inability to meet certain conditions required to distribute the spin-off stock to the recipients as unrestricted common stock. We expect to be in a position to meet all of the conditions necessary to undertaking the spin-off shortly after the date of this Prospectus. We believe that the delay to this point has impeded our ability to access the capital markets as an independent company. There is no assurance however, that even if the spin-off had been effected, we would have been able to raise additional capital on acceptable terms, or at all. There is no assurance that the spin-off will ever be consummated, and in that circumstance we will have to seek alternatives to raise capital and to otherwise continue our business.

Our parent, International Imaging Systems, Inc., was incorporated under its original name, "A.M.S. Marketing, Inc." in the State of Delaware on July 23, 1998. On July 31, 2003, A.M.S. Marketing, Inc., a Delaware corporation, Advanced Imaging Systems, LLC, a Delaware limited liability company, and the members of Advanced Imaging Systems, LLC effected a change in control of A.M.S. Marketing under a certain Agreement and Plan of Exchange dated July 28, 2003, (the "Exchange Agreement"). A.M.S. Marketing, Inc. issued to the members ("Members") of Advanced Imaging Systems, LLC an aggregate of 1,200,000 shares of A.M.S. Marketing's common stock, par value $.001 per share, in exchange for all of the ownership interest in Advanced Imaging Systems, LLC issued and outstanding on that date. Immediately prior to the shares exchange transaction, the four (4) members of Advanced Imaging Systems, LLC each purchased 900,000 shares of A.M.S. Marketing, Inc.'s common stock, 3,600,000 shares in the aggregate, from Mr. Alfred M. Schiffrin, A.M.S. Marketing, Inc.'s former President and sole Director, and our president and sole Director for $.05 per share, paid partly in cash with the balance by recourse promissory notes secured by the purchased shares. The notes are presently current. After the exchange transaction in September, 2003, A.M.S. Marketing,
Inc. changed its name to International Imaging Systems, Inc.
The shares of A.M.S. Marketing, Inc.'s issued and outstanding in the acquisition transaction together with the shares purchased by the members of Advanced Imaging Systems, LLC from Mr. Schiffrin represented approximately 82% of our parent's issued and outstanding shares at the time of the transaction and represents approximately 64% of the issued and outstanding shares of International Imaging Systems, Inc. at March 10, 2006. Advanced Imaging Systems, LLC does business in its own name at this time. At the time of the acquisition, the members of Advanced Imaging Systems, LLC. were Lara Sarafianos, Laura Palisa Mujica, Sarah Cinnante and Michael D'Angelo, each of whom owned 25% of Advanced Imaging Systems, LLC prior to its acquisition by IIS as a wholly owned subsidiary. Prior to our parent's acquisition of Advanced Imaging Systems, LLC, there was no affiliation or other relationship between Advanced Imaging Systems, LLC or its members and A.M.S./IIS.

Employees; Facilities
We have no current employees other than our sole officer and director, Mr. Alfred M. Schiffrin. Our prospects for success are heavily dependent upon the decisions made by Mr. Schiffrin, who currently devotes approximately 50% of his business time to the Company's affairs. We operate from the facilities of Office Furniture Warehouse in Pompano Beach, Florida. We do not pay any rent for the use of these facilities. Our principal executive offices are located at 7040 W. Palmetto Park Road, Bldg. 4, No. 572, Boca Raton, Florida 33433 where our telephone number is (561) 488-9938.


THE OFFERING
------------

  * One Million (1,000,000) Units offered by management on a "best-efforts, no minimum" basis at $0.25 per Unit; Each Unit consists of one (1) share of previously authorized unissued Common Stock and five (5) Class "A" Common Stock Purchase Warrants, each Warrant exercisable to acquire one (1) additional share of
  *   Common Stock at the exercise price of $0.50 per share.
  *   Common Stock currently outstanding: 3,014,350 shares
  * Common Stock to be outstanding after the maximum offering, assuming none of the Warrants are exercised: 4,014,350 shares
  * Common Stock to be outstanding after the offering, assuming the sale of all of the Units offered and exercise of all of the
      Warrants: 9,014,350 shares

  *  Proceeds: Maximum gross proceeds from the sale of Units: $250,000
  * Use of Proceeds: Expenses of this Offering, general operating expenses working capital
  * Each Class "A" Warrant of the five (5) Warrants comprising the Units represents the right to purchase one (1) share of Common Stock upon exercise by the Warrantholder and payment to the Company in the amount of $.50 at any time within two (2) years of the date of this prospectus. Upon exercise of all of the Warrants comprising the Units, the Company will realize maximum, additional proceeds in the amount of $2,500,000.

Risk Factors. Any investment in our Common Stock involves significant risks. See "Risk Factors".


RISK FACTORS
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition or operating results, and the future trading price or value of our securities could be materially adversely affected.


RISKS RELATED TO OUR COMPANY

Limited Operating History; Chronic Lack of Adequate Funding
-----------------------------------------------------------
Our Company has limited operating history on which to base an investment decision. We were originally organized as A.M.S. Marketing, Inc. on July 23, 1998, but have not yet been able to emerge from the development stage due to a chronic lack of adequate funding. Our limited operating history and slow development is a factor for investors to consider in evaluating an investment in the Units and our Common Stock.

From inception in July, 1998 we have had only minimal revenues. We have experienced losses of $164,331 since our inception; with net loss of $3,568 for the fiscal year ended December 31, 2003, net profit of $2,698 for the fiscal year ended December 31, 2004 and net loss of $70,479 for the year ended December 31, 2005. In each of our fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003, our Independent Auditor has raised significant doubt as to our ability to continue as a going concern. Factors that have contributed to that substantial concern include our cumulative loss since inception and our lack of substantial assets at all times material.

No Forseable Dividends
----------------------
We do not plan to pay any cash dividends on our Common Stock in the foreseeable future. Any decision to pay dividends is within the discretion of the board of directors and will depend upon our profitability at the time, cash available and other factors. Therefore, no assurance can be given that there will ever be any such cash dividends or distributions in the future.

Dependence Upon Sole Officer and Director
-----------------------------------------
We are dependent on the efforts of Alfred Schiffrin, our Chief
Executive Officer and sole director, to make the Company a viable business. The loss of the services of Mr. Schiffrin could delay or prevent us from achieving our objectives.

Prospective Dilution of Ownership Interest of Purchasing
--------------------------------------------------------
Shareholders Any additional financing that we successfully conclude might cause significant dilution, and may, if involving debt, create risks associated with the use of leverage. While we currently have minimal working capital, we believe it to be insufficient to continue any increased level of development efforts, and insufficient to create and operate the marketing organization needed to market and sell more products. We will be required to seek additional private and or public equity or debt financing in the future. Any equity financing, including proceeds from exercise of the Class "A" Warrants, will involve substantial dilution of those purchasing common shares in this offering. Debt financings would subject us to the risks associated with leverage, including increased interest expense and the possible risk of default and ultimately becoming insolvent.


RISKS RELATED TO OUR SUPPLY

Sole Source of Supply
We are operating with a sole source of previously owned photocopy machines. We are completely reliant on Office Furniture Warehouse and its affiliate, Sun Coast Imaging Systems, for marketing product. At this stage in our corporate development, we have no intellectual property. We do not own any intellectual property rights.

Non-Exclusive Marketing Rights
------------------------------
We presently have marketing rights from our only source of pre-owned photocopiers; Office Furniture Warehouse, Inc. ("OFWI"). Our marketing rights are co-exclusive with its affiliate, Sun Coast Imaging Systems, Inc. In the event that we are unfavored by OFWI at any point, under the co-exclusive arrangement, we would be less able or unable to secure product to market in our operations. We intend to develop other sources and other pre-owned product sales, but there is no commitment or agreement regarding the Company and the marketing of any other sources or products. We have not targeted any other supply sources to acquire additional pre-owned merchandise, although we now intend to do so on an active basis. Our present business plan is dependent upon our ability to secure and market pre-owned merchandise. Under our current business plan our future growth and potential profitability, if any, will depend on our ability to both successfully market pre-owned merchandise and to secure additional product lines and multiple supply sources.


RISKS RELATED TO OUR COMMON STOCK

No Assurance of Proceeds from Sale of the Units in this Offering
----------------------------------------------------------------
Our officers are conducting a "best-efforts, no minimum" offering without the services of an underwriter. Our sole officer, without the participation of registered securities broker dealers, is to conduct the sale of the Units. We are offering the Units on a "best-efforts, no minimum" basis; there is no escrow or trust account for the proceeds, and there is no assurance that any or all of the Units will be sold.

Arbitrary Unit Price; Warrant Exercise Price
--------------------------------------------
The price of the Units being offered and the Exercise Price of the Class "A" Common Stock Purchase Warrants were arbitrarily determined. We established the price of the Units and the price for Warrant exercise without any relationship to their intrinsic or actual book value. Our determination was arbitrary and totally unrelated to any recognized criteria of value usually adhered to by issuers.

Prospective Lack of a Liquid Market
-----------------------------------
The Shares and Warrants comprising the Units are detachable and will be tradeable upon issuance. Despite that fact, there is no assurance that a liquid public market for our securities will ever develop. As of the date of this prospectus there has been no established public trading market for our Common Stock, and there can be no assurance that a regular and established market will be developed upon the completion of this offering; nor that if initially developed, any such trading market would be maintained for any particular duration. There can also be no assurance as to the depth or liquidity of any market for the Common Stock or the prices at which holders may be able to sell shares. Our Common Stock currently is not being traded in the public market place.

No Current Trading Market for Common Stock; Continuing Lack of
--------------------------------------------------------------
Market Liquidity
----------------

There presently is no public trading market for our securities. Upon completion of this Offering, we will seek to secure trading privileges of our Common Stock and Warrants on the Pink Sheets and or on the Over-the-Counter (OTC) Bulletin Board, both being electronic quotation systems. There is and cannot be any assurance that such trading privileges will be granted. Companies that have their shares listed on the Pink Sheets electronic system normally are not followed by market analysts, and many institutional investors are prohibited from, or do not invest in securities of such companies. As a result, trading on the Pink Sheets electronic trading system is characterized by a lack of liquidity, sporadic trading, larger spreads between bid and ask quotations, and other conditions that may affect an investor's ability to sell shares.

The OTC Bulletin Board, which lists only companies obligated to file periodic reports with the U.S. Securities and Exchange Commission, is generally considered to be a more viable market place than that represented by the Pink Sheets; but no assurance can be given that our securities will be admitted for quotation on the OTC Bulletin Board. Since we are a small company and virtually unknown to investors and securities brokers, our securities will most likely be thinly traded, meaning that the number of persons interested in purchasing our securities at or near ask prices at any given time may be relatively small or even non-existent, so you may be unable to sell at or near ask prices, or at all, if you need to sell your securities to raise money or otherwise desire to liquidate your holdings.

Most investment advisors and brokers, as well as many investors, will not consider making investments in an early development stage company such as ours or purchase or recommend the purchase of our securities until such time as we become more seasoned and commercially viable. As a consequence, assuming that a market is established, there may be periods of several days or more when trading activity in our securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on trading price. Due to these conditions, we can give you no assurance that you will be able to sell your securities at or near ask prices, or at all, if you need money or otherwise desire to liquidate your securities.

Our Shares are "Penny Stock"; Prospective Limited Market for Resale
-------------------------------------------------------------------
Investors may have difficulty selling our shares because they will be deemed "Penny Stocks". Assuming that a public trading market develops, since our Common Stock will not be listed on the Nasdaq Stock Market, at any time that the trading price of our Common Stock is below $5.00 per share, trading in our shares will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non- Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Those rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market, and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker- dealer also must disclose the commissions payable to the broker- dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. That information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the customer's account and generally negative information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by those requirements could discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of holders of the Common Stock to sell their shares.

Control By Insiders
-------------------
The current majority shareholders and management of the Company will continue to exercise control over the Company after completion of this offering even if the maximum number of Units is sold. Anti-takeover provisions in our Certificate of Incorporation could affect the value of our stock. Our Certificate of Incorporation contains certain provisions that could impede a non-negotiated change in control. In particular, without shareholder approval we can issue up to 1,000,000 shares of preferred stock with rights and preferences determined by the board of directors. These provisions could make a hostile takeover or other non-negotiated change in control difficult, while a takeover/change of control could be at a premium to the then current stock price.

Future Further Dilution of Ownership Interest; Possible Market
--------------------------------------------------------------
Price Impacts
-------------
Future issuance of additional Common and or Preferred Stock, if any, would dilute existing shareholders. We are authorized to issue up to 29,000,000 shares of Common Stock. To the extent of that authorization, our board of directors has the ability, without seeking or securing shareholder approval, to issue additional shares of Common Stock in the future for any consideration that the board of directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock and the Common Stock underlying Warrants offered hereby. We are also authorized to issue up to 1,000,000 shares of Preferred Stock, with one or more designated series setting forth the rights and preferences, and the remaining undesignated preferred shares may also be designated by the board of directors. Such designation of new series of preferred stock may be made without shareholder approval, and could create additional securities which would have dividend and liquidation preferences over the Common Stock and the Common Stock underlying the Warrants comprising the Units offered hereby. Preferred shareholders could adversely affect the rights of holders of Common Stock by:

   * exercising voting, redemption and conversion rights to the detriment of the holders of Common Stock;
   * receiving preferences over the holders of Common Stock regarding our surplus funds in the event of our dissolution or liquidation;
   * delaying, deferring or preventing a change in control of our Company; and
   *   discouraging bids for our Common Stock.

Substantial share overhang could have a material effect on our stock price. As of March 10, 2006, we had outstanding 3,014,350 shares of Common Stock, all of which were "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended). Excluding the issuance of shares on the exercise of Warrants, upon completion of this offering at the maximum number of Units sold, after the date of this Prospectus there will be 1,000,000 freely tradable shares outstanding. Following completion of the planned spin-off of all of our presently issued and outstanding shares shortly after the date of this prospectus, there will be approximately 1,407,800 freely tradeable shares of our common stock outstanding. There will also be at that point, approximately 2,606,550 restricted shares issued and outstanding held by certain "large shareholders" of our spin-off stock. No prediction can be made if or when such shares will be offered for sale in the public market, or what the effect that the availability of all of such newly registered shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for our Common Stock.

We have not issued any Common Stock purchase options under our 2005 Stock Plan. The exercise of future outstanding stock options may affect the market value at the time of their exercise and sale. At March 10, 2006 no such options have been granted. These options, if granted, will entitle the holders to purchase one (1) common share for each option at the exercise price established at the time of grant, if any. All options, if granted, will expire on December 21, 2007. A number of these options, if granted, will be exercised and the common shares might be sold when the stock price exceeds their exercise price, and if this occurs, it may have a negative effect on the market price of our Common Stock at the time of sale.

FORWARD-LOOKING STATEMENTS
While the Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements, the safe harbor provided others, does not apply to companies that issue "Penny Stocks". Our shares will be deemed penny stocks. Nevertheless, this document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward- looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors". The identification in this document of factors that may affect future performance and the accuracy of our forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.


THE PROSPECTUS
You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that stated in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.


USE OF PROCEEDS
Assuming the sale of all of the 1,000,000 Units offered, we will receive the $250,000 maximum proceeds of the sale. If any or all of the 5,000,000 Class "A" Common Stock Purchase Warrants comprising of the Units are sold and subsequently exercised, we will receive the aggregate exercise price of the Class "A" Warrants. We expect to use the proceeds received from sale of the Units for general working capital purposes, including establishing a proper marketing organization to market and sell pre-owned merchandise, and for other general and administrative expenses.

The following table sets forth, our current view of the Company's use of the proceeds raised in this offering over the succeeding twelve month period in the event that we sell all of the Units, or if we only sell 25%, 50% or 75% of the Units:



-----------------------------------------------------------------------------------
  Sale of Units                 25%           50%           75%          100%
-----------------------------------------------------------------------------------

Offering Proceeds           $   62,500    $  125,000    $  187,500    $  250,000
-----------------------------------------------------------------------------------
Marketing                   $   30,000(1) $   80,000(1) $  130,000(2) $  140,000(2)
-----------------------------------------------------------------------------------
Website(3)                  $   15,000    $   15,000    $   15,000    $   15,000
-----------------------------------------------------------------------------------
General and Administrative
   Expenses(4)              $   10,000    $   20,000    $   30,000    $   40,000
-----------------------------------------------------------------------------------
Working Capital(5)          $    7,500    $   10,000    $   12,500    $   55,000
-----------------------------------------------------------------------------------
Total                       $   62,500    $  125,000    $  187,500    $  250,000
===================================================================================

(1) With minimal proceeds, we will invest in advertising, promotion and mailings to expand awareness of our product availability.

(2) With proceeds of 50% or more of the offering, we plan to engage two sales and marketing persons on a draw against commissions basis included here as marketing expenses.

(3) We view the planned website as a close second priority to complement the marketing plan from the outset. The estimated website expense will carry us through the first 12 months of operations with proceeds at any level.

(4) We have little in the way of overhead expenses in our current circumstances and plan to compensate our sole officer somewhat in proportion with proceeds raised. This element of our planned use of proceeds is our lowest priority expense category.

(5) We have estimated the reserve shown in proportion to proceeds raised for indefinite "working capital"; to maintain as much flexibility in committing those funds as possible for unanticipated or opportunistic use.


MARKET PRICE OF COMMON STOCK AND OTHER SHAREHOLDER MATTERS


Market Information. There is no established public trading market for our Common Stock or Warrants. Assuming the existence after this offering of a public trading market, the securities comprising the Warrants may be detached and sold directly by the purchasers in the open market, at prevailing prices or in individually negotiated transactions, through agents, underwriters, or dealers. We will not control or determine the price at which the securities are sold.

Shareholders. Giving effect to the spin-off shares proposed for distribution after the date of this prospectus, to the beneficial shareholders of International Imaging Systems, Inc., the Company estimates that there will be approximately 150 holders of record of our Common Stock upon completion of this offering.

Dividends. We have not paid any dividends on our Common Stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our Common Stock in the future will be dependent upon the amount of funds legally available; earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We intend for the foreseeable future, to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore we have no current intention to pay cash dividends on our Common Stock.

Determination of Offering Pricing
---------------------------------

In the absence of any market price for our common equity, the offering price of the Unit and the exercise price of the Class "A" Common Stock Purchase Warrants comprising the Units were arbitrarily determined without any relationship to their intrinsic value or actual book value. We set those prices without any reference whatsoever to any recognized criteria of value usually employed or addressed to by issuers. We considered the estimated proceeds the Company needs to fund our proposed plan to attempt to emerge from its prolonged development state as a stand-alone entity. We estimated that respectiveness of speculative investors to purchasing approximately 33.2% of the ownership interest in our Company for a total of $250,000, or $0.25 per share (attributing no part of the purchase price to the Warrants comprising the Units.) With no other criteria, we came to view the terms of the offering as saleable to a degree sufficient to justify the expenditure of the expenses incurred in this proposed offering.

Dilution
--------

The pro forma net tangible book value of the Company as of December 31, 2005 was $-0- per share of capital stock. "Pro forma net tangible book value" per share represents the amount of total tangible assets and intangible assets of the Company less the total liabilities of the Company, divided by the number of shares of capital stock issued and outstanding. After giving effect to the sale of the all of the Shares comprising the Units offered hereby (1,000,000) and receipt by the Company of the gross proceeds therefrom, based on a per Unit price of $0.25 per Unit (attributing no portion of the purchase price to the Class "A" Common Stock Purchase Warrants comprising the Units) without deduction for offering expenses that may be incurred, the pro forma net tangible book value of the Company as of December 31, 2005 would be approximately $0.06 per share. This represents an immediate increase in the net tangible book value of $0.06 per share to existing shareholders and an immediate dilution of $0.19 or 76% per share to new investors. The following table illustrates this per share dilution:

---------------------------------------------------------------------------
Price per share to private placement investors in this Offering      $0.25
---------------------------------------------------------------------------
      Pro forma net tangible book value per share as of 12/31/05     $-0-
---------------------------------------------------------------------------

      Pro forma net tangible book value per share after the full
      Offering is sold (without exercise of any Warrants)            $0.06
---------------------------------------------------------------------------
      Increase per share attributable to new investors	             $0.06
---------------------------------------------------------------------------

Immediate dilution per share to investors in this Offering	     $0.19
===========================================================================


The following table summarizes, on a pro forma basis as of December 31, 2005, the number of Shares of Common stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by investors purchasing all of the Unit Shares in this Offering (based on an offering price of $0.25 per Unit and without deducting any offering expenses):


Shareholders   Shares  Approximate Percentage of     Total     Percent of   Approximate
             Purchased  Total Capital Interest   Consideration  Total Paid Average Price
                            in Company                Paid                   Per Share
-----------------------------------------------------------------------------------------
Existing
Shareholder    3,014,350        75.1%                $301         0.12%        $.001
-----------------------------------------------------------------------------------------
New Investors  1,000,000        24.9%              $250,000       1.00%        $0.25
-----------------------------------------------------------------------------------------


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview
While we commenced operations December 12, 2003, we are still in an early development stage. We were formed by, and as a wholly owned subsidiary of, our parent, International Imaging Systems, Inc., to pursue the pre-owned photocopier marketing services line of business of our parent that commenced its operations in the Fall of 1998.

We are currently engaged in agency marketing activities for a single unrelated entity and have no employees other than our President, Alfred M. Schiffrin, who is unsalaried. Pursuant to an amended oral agreement among International Imaging Systems, Inc., Mr. Schiffrin and us, Mr. Schiffrin received 160,000 shares of our parent's common stock in lieu of any other form of compensation for services rendered to the Company from January 1, 2005 through completion of the proposed spin-off of our Common Stock to the shareholders of our parent, International Imaging Systems, Inc. The spin-off has not been undertaken and will not undertaken until shortly after the date of this prospectus. We do not anticipate purchasing any plant or significant equipment or conducting any product research and development during the next 12 months. As sales and marketing agent, operating from rent free facilities, we essentially have no overhead relating to our sales and marketing activities. We do not anticipate initiating any sales activities for our own account (acting as a principal) until such time as our resources permit.

During the next 12 months, we intend to continue marketing pre-owned photocopiers. We will also continue to explore our prospects for the marketing of other products, including new and pre-owned items of office equipment other than photocopiers, office furniture, home furnishings and appliances, as well as the purchase and resale of such items to the extent that our resources permit. We are also considering other means of expanding our business, such as through acquisition, merger or other form of business combination involving one or more entities engaged in the same or similar business as us. Any such transaction may entail the issuance of additional shares of our Common Stock, but there are no current plans to engage in any acquisition, merger or other form of business combination. Any such transaction will be made in compliance with applicable Federal and state securities and corporate law, and, depending upon the structure of the transaction, submission of information to shareholders regarding any such transaction prior to consummation, as well shareholder approval, may not be required. Our President, Mr. Alfred M. Schiffrin, has run the business for more than five years for our parent. Prior to that he had experience as an investment banker in locating potential acquisitions, but we may employ the services of a broker or finder who would be entitled to compensation to assist in identifying suitable opportunities.

While we only began operations in December 2003, we are the successor to the pre-owned photocopier marketing services line of business of International Imaging Systems, Inc. As discussed below, fiscal years 2003 through 2005 were characterized by nominal revenues. Neither we nor our parent have been able to generate significant revenues from the sale of pre-owned photocopiers due principally to a lack of financial resources. We continue to believe that the pre-owned photocopier business and other complementary business segments that also focus on the sale of pre-owned merchandise, like office furniture, are attractive markets for us to exploit. Our belief is based on the knowledge that pre-owned merchandise can be purchased at deep discounts to retail prices for merchandise, usually in new or very near new condition, often at as much as a 95% discount, and may be resold to end users for as little as a 50% discount to retail, thereby providing the end users with substantial savings while at the same time allowing us to realize significant gross profit margins. We intend to raise working capital to facilitate the expansion of our business model from that of agent to a blend of agent and principal.

The perceived demand for pre-owned office equipment may be dependent on, among other things, general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities will be the receipt of revenues from the sale of such equipment, our competitors, as well as the general economic conditions, including prolonged recessionary periods, may limit our future business operations. We intend to remain flexible in our planned business operations and will continually review our plans, including the plan to engage in the marketing and sale of other product lines. We expect that implementation of our current and future business plans will be adopted and or implemented only if such plans are deemed to be in the best interests of the shareholders. Management will use its discretion to take advantage of future business opportunities believed to be beneficial to the Company and to the shareholders' interests.

Capital and Source of Liquidity. As of December 31, 2004 and December 31, 2005, we had cash of $5,288 and $18 respectively and accounts receivable of $1,200 and $3,500 respectively. We are proposing, through registration and sale of the Units, to raise cash to finance and expand our operations for the foreseeable future. In addition, we may consider expansion through acquisition(s). No specific targets are currently under consideration. If we are not successful in raising cash, we may be forced to borrow funds. There is and can be no assurance that funds will be available to borrow, or if available, that they will be available on terms favorable or acceptable to us.
On a long-term basis, liquidity is dependent on significant expansion of operations, receipt of consequent revenues, and perhaps additional infusions of capital and debt financing. Management believes that additional capital and debt financing in the short term will allow the Company to effectuate its marketing and sales efforts, resulting in increased revenue and greater liquidity in the long term. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. We are not a party to any off-balance sheet arrangements and do not engage in trading activities involving non-exchange traded contracts. We have no financial guarantees, debt or lease agreements, or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

Notwithstanding the negligible amount of working capital that we had on hand on December 31, 2005, we believe, in light of our minimal overhead expenses, that we have sufficient financial resources to continue maintaining the minimal level of operations we have thus far conducted, for the next 12 months; but without additional financing, including the possible proceeds from exercise of Class "A" Warrants offered in the Units, the Company will not be able to implement its expansion plan. There are, however, many conditions that could impact our proposed business plan and could effectively limit our ability to market and sell the pre-owned equipment. We cannot give any assurance that we will be able to continue or obtain the financing required for us to continue to successfully market and sell pre-owned equipment.

Plan of Operation. We are still in the development stage and have not conducted significant operations to date, nor have we received significant operating revenues. We have experienced problems, delays, expenses and difficulties sometimes encountered by an enterprise in our stage of development, many of which are beyond the Company's control. These include, but are not limited to, costs and expenses that may exceed current estimates, competition, product acquisition; and lack of additional supply channels. We are of the opinion that the proceeds of the sale of our securities in this offering and future revenues will be sufficient to pay all of our operating expenses for the next twelve months.

You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies. To address these risks, we must, among other things:

   * satisfy our future capital requirements for the implementation of our business plan;
   * implement and successfully execute our business and marketing strategy to secure merchandise and develop and maintain a diverse customer and referral base;
   *   seek other marketable product lines;
   *   respond to competitive developments; and
   *   attract, retain, and motivate qualified personnel.

If we are unable to successfully address these risks, our prospects, financial condition and results of operations will diminish, ultimately leading in all likelihood to cessation of our operations.

Critical Accounting Policies. Our financial statements have been prepared on a continuing operations basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. The following accounting policies involve a "critical accounting estimate" because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. In addition, while we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used in the current period, and changes in the accounting estimates we used are reasonably likely to occur from period to period which may have a material impact on the presentation of our financial condition and results of operations. We review these estimates and assumptions periodically and reflect the effects of revisions in the period that they are determined to be necessary.

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"). The interpretations in SAB 107 expresses views of the staff regarding the interaction between SFAS 123 (R) and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies.
In particular SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non GAAP financial measures, first-time adoption of SFAS 123 (R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123 (R), the modification of employees share options prior to adoption of SFAS 123
(R) and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123 (R) when applicable. We have not engaged in any Company share-based payment arrangements.

Results of Operations. Revenues in fiscal year 2004 and 2003 from the photocopier business were $6,960 and $4,500, respectively, and expenses were $3,786 and $8,068, respectively, resulting in a net income for fiscal 2004 of $2,698 after a provision of $476 for income taxes, as compared to a net (loss) in fiscal 2003 of ($3,568). Revenues for the year ended December 31, 2005 were $19,390 as compared to $6,960 for the same period in 2004; resulting in net (loss) of ($70,479) in 2005 and net income of $2,698 in 2004. The net (loss) from the year ended December 31, 2005 was primarily attributable to the expense incurred by the Company in connection with its compensation arrangement with Alfred M. Schiffrin, the Company's sole officer and director, in which he received 160,000 shares of International Imaging Systems, Inc. ("IIS"), in lieu of any other form of compensation and legal and accounting fees. We do not believe the differences in results of operations are meaningful or indicative of any trend but are primarily attributable otherwise to factors beyond our control, such as the timing of sales.

We are currently unaware of any trends that may have negative effects upon our results of operations, although we expect continued and increased competition from Sun Coast Imaging, our co-exclusive marketing agent for, and an affiliate of, Office Furniture Warehouse.


HISTORY
The Company was formed by and as a wholly-owned subsidiary of International Imaging Systems, Inc. On April 13, 2004, the board of directors of International Imaging Systems approved a spin-off distribution of all 3,014,350 of our shares of Common Stock issued and outstanding and owned by IIS, to the IIS stockholders of record as of April 14, 2004. As part of the spin-off, each stockholder of record of IIS is to receive one-half share of our Common Stock for each full share of IIS common stock owned on the record date. As a result, the principal shareholders of IIS as of April 14, 2004, Mr. Michael D'Angelo, Ms. Laura Palisa Mujica, Ms. Laura Sarafianos and Mr. Alfred Schiffrin will become the principal shareholders of our Company. On the record date, there were 6,028,700 shares of IIS common stock outstanding. The proposed spin-off has not yet been undertaken and is planned to be completed shortly after the date of this prospectus.

Our business was the only line of business of IIS prior to its acquisition of Advanced Imaging Systems, LLC, a Delaware limited liability company. Before the acquisition, IIS operated under the name "A.M.S. Marketing, Inc." The background to the acquisition is as follows:

On July 31, 2003, A.M.S. Marketing, Inc., Advanced Imaging Systems, LLC and the members of Advanced Imaging Systems, LLC, Mr. Michael D'Angelo, Ms. Sarah Cinnante, Ms. Laura Palisa Mujica, and Ms. Laura Sarafianos ("Members"), effected a change of control of AMS Marketing, Inc. pursuant to an Agreement and Plan of Exchange, dated July 28, 2003 (the "Exchange Agreement"). As provided in the Exchange Agreement, A.M.S. Marketing, Inc. issued to the Members an aggregate of 1,200,000 shares (the "Shares") of A.M.S. Marketing's Common Stock, par value $.001 per share, in exchange for all of the limited liability company interests of Advanced Imaging Systems, LLC issued and outstanding on that date.

Immediately prior to the share exchange, the Members each purchased 900,000 shares of A.M.S. Marketing, Inc.'s Common Stock (3,600,000 shares in the aggregate) from Alfred M. Schiffrin, A.M.S.

Marketing, Inc.'s former president and sole director, and our current president and sole director, for $.05 per share, payable partly in cash and the balance by recourse promissory notes secured by the purchased shares. Each purchaser paid $625 in cash and executed and delivered a note in the original principal amount of $44,375. The four
(4) notes are payable in monthly installments commencing on August 1, 2003 and ending on May 1, 2006. To date, all installments due under the notes have been paid.

The Shares of A.M.S. Marketing, Inc., now International Imaging Systems, Inc., issued in the exchange, together with the shares purchased by the Members from Mr. Schiffrin, represented approximately 82% of the total then issued and outstanding shares of the A.M.S. Marketing, Inc.'s common stock and approximately 64% of the issued and outstanding shares of IIS at March 10, 2006.



BUSINESS

Business of Issuer. The Company is currently marketing pre-owned, refurbished Canon and Minolta photocopy machines for Office Furniture Warehouse, Inc. ("OFWI") in Pompano Beach, Florida, where OFWI maintains a 12,000 square foot showroom and a nearby 30,000 square foot warehouse. OFWI is a retail seller of new and used office furniture and equipment. The photocopy machines marketed by the Company range from simple desk-top models to stand-alone, multi-function business machines.

Pursuant to a marketing services agreement assigned without cost to the Company by its parent, International Imaging Systems, Inc. ("IIS"), dated December 1, 2003 (the "Agreement"), among International Imaging Systems, Inc., Sun Coast Imaging Systems, Inc. ("SCIS"), an affiliate of OWFI, and OFWI, revenues generated from the Company's sale of pre-owned photocopiers are shared equally between the Company and OFWI, after deducting the cost of each photocopier. The agreement has an initial term of three years, ending December 1, 2006, and automatically renews for successive one-year terms unless terminated by mutual agreement or upon the happening of certain events, such as bankruptcy.

The Company is one of two, co-exclusive marketers for OFWI of pre-owned photocopiers. The other co-exclusive marketer is an affiliate of OFWI. In that capacity, the Company selects and arranges for the purchase by OFWI of the pre-owned photocopiers to be marketed. Under the Agreement, OFWI and SCIS are obligated to provide the Company with such number and the models of pre-owned photocopiers for sale as the Company may reasonably request. The Company's president is responsible for and effects sales of such photocopiers on behalf of OFWI and schedules delivery and installation thereof by OFWI trucks and personnel.

The Company is currently completely dependent upon OFWI. Termination by OFWI of the Marketing Agreement with the Company would have a material adverse effect upon the Company, as the Company currently lacks the financial resources to operate its own retail outlets and may be unable to locate another party for whom it could provide its marketing services on the same terms and conditions as agreed with OFWI.

The Company is exploring other marketing opportunities, including new and pre-owned office equipment, office furniture, home furnishings and appliances, as well as the purchase and sale as principal of such items to the extent the Company's resources might permit. In each case, the Company will attempt to favor in its product mix pre-owned items, since the Company believes it can realize greater profit margins on pre-owned items. The Company's parent also explored other marketing opportunities but was unable to identify any appropriate opportunities. No assurance can be given that we will be able to identify and secure any such opportunities.

We currently have no employees, and are dependent solely upon the efforts, abilities, business generation capabilities and project execution of our sole executive officer, Alfred Schiffrin, to conduct RAI's business and generate revenues; if the Company loses the services of Mr. Schiffrin, it would severely affect our ability to sustain operations at all. Mr. Schiffrin is currently devoting approximately 20 hours per week to the Company's affairs, including solicitation of potential business, creation of appropriate marketing and business plans as well as the preparation of appropriate funding plans and efforts.

Markets; Seasonality. This Company's target market includes a wide variety of potential customers, including business entities and firms engaged in providing services to the general public. Among expected purchasers are firms offering general securities services, real estate, insurance and mortgage brokers to the public; anyone with office and related paperwork activities and operations. We haven't encountered any material seasonality in the sale and marketing of previously owned photocopy equipment.

Distribution Methods of the products or services. We will employ a variety of generally accepted marketing methods for advertising and promoting our pre-owned equipment merchandise, including direct mail, telephone solicitation and targeted media advertising. Our marketing efforts to date have been severely hampered by a lack of working capital. Nevertheless, the Company has from time to time employed various marketing methods in an attempt to drive its business including:

   -Cross selling to the office furniture customers of Office Furniture Warehouse through the use of direct mailers, coupled with follow-up telephone solicitations;

   -Sales solicitations aimed at small and medium size businesses, usually high volume users such as legal and accounting firms, mortgage brokerages, and real estate and insurance agencies, by means of direct mail marketing and telephone solicitation;

   -Advertising in the Ft. Lauderdale Sun-Sentinel Newspaper and Florida Trend Magazine;

   -"Fax Blasts" to the local business community, and;

   -Word-of-mouth referrals.

The Company primarily serves small and medium size businesses within Dade, Broward, and Palm Beach Counties, Florida. On occasion, however, we have sold photocopiers to customers located in Collier County, Florida, the Bahamas, and Haiti.

Depending upon the amount of the proceeds received in the offering, and the amount of retained earnings from future operations, if any, we plan to implement the following additional marketing methods:

   -The development of a Company internet website that can be updated daily, if necessary, in order to showcase the Company's then currently available product offerings and other relevant information. We estimate the cost of the website development at $ 15,000;

   -Scripting and production of a radio and television commercial for use on local radio stations and selected local broadcasts of business television shows, such as those shown on CNBC. The estimated production cost of such commercials is approximately $ 5,000 each. The cost of the "air time" varies according to a number of factors including the length of the commercial, the time of day that the commercial is to be aired, the frequency of the airing of the commercial, and the total volume of air time purchased by the advertiser, and;

   -Engaging commission sales and marketing personnel on the basis of a $2,000 per month draw-versus-commission, per individual, coupled with automobile and cellular phone allowances.

Status of publicly announced new product or services. The Company has not made any public disclosures or announcements of any proposed products or services. Presently there are no such products or services other than as disclosed in this registration statement.

Competitive business conditions. There are many individuals, firms, and other business entities engaged in offering photocopiers, which RAI offers to potential customers. Based upon available financing for advertising, marketing and promotion of sales products, the number of persons in management and other employees, combined with the experience of conducting a widely diversified products, RAI is presently an insignificant entity in the marketplace and we expect that we shall remain so for the near future.

Dependence on one or a few major customers. Presently being in the development stage, we have no dominant client or customer. We have no reasonable criteria to predict whether or not we will become dependent on one or but a few major customers for future revenues.

Intellectual Property: Patents, Trademarks, Licenses, etc. We have no patents or trademarks at the present time. In the unlikely event that we obtain intellectual property in the future, we intend to protect it through appropriate state and federal registrations and enforcement as applicable.

Government Regulation and Approval. RAI is not required to obtain any particular government approvals for the marketing and the proposed marketing of pre-owned merchandise.

Research and Development. We have not spent any funds on product or service research or development.

Environmental Compliance. We have no product or contemplated service that has any direct or known indirect impact on the environment, and therefore do not anticipate any significant costs to comply with governmental environment laws and regulations.

Corporate Information. Our principal office is located at 7040 W. Palmetto Park Road, Bldg. 4, No. 572, Boca Raton, Florida 33433 and our telephone number is (561) 488-9938.

Property.   The Company neither owns nor leases any real property.

Legal Proceedings.   There are no pending legal proceedings by or
against the Company and the Company is unaware of any threatened litigation or of any basis upon which possible litigation against the Company might rest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers. The following table sets forth the name, age and position held by each of our executive officers and directors as of March 10, 2005. Directors are elected for a period of one year and thereafter serve until the next annual meeting or such time as their successors are qualified.

        NAME           AGE           POSITION
        ----           ---           --------

  Alfred M. Schiffrin   68  President/Secretary/Treasurer and Director

Alfred M. Schiffrin has been our President, Secretary, Treasurer and sole director since our formation in December 2003. Prior to that date, he was the sole officer and director of our parent, International Imaging Systems, Inc. From December 1996, to September 1998, he was the President of Newmarket Strategic Development Corp., a publicly held development company.

Mr. Schiffrin also has more than twenty years of experience in the investment banking and securities industry, having been associated in various capacities with NASD member firms located in New York, Colorado and Florida. Most recently he was employed in the following positions by broker/dealers:
General Principal from August 2004 to April 2005 of Acosta Financial Services; Director of Continuing Education from November 2001 to July 2004 of L.H. Ross & Company, and General Principal from June 1999 to February 2001 of First Madison Securities.

While Mr. Schiffrin holds Series 7, Series 24, Series 53 and Series 63 securities licenses and was admitted as a Member of the NASD Board of Arbitrators in 1987, he is not currently affiliated with any broker or dealer.

There are no material proceedings known to us to which Mr. Schiffrin or any of our affiliates, or any owner of record or beneficially of more than 5% of any class of our voting securities to be distributed, or any affiliate of such persons, is a party adverse to us or has a material interest adverse to our interests.

Mr. Schiffrin has not, and does not receive any compensation for his services as a Director.

Compliance With Section 16(a) of the Exchange Act
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively the "Reporting Persons") to file reports and changes in ownership of such securities with the Securities and Exchange Commission and the Company. Based solely upon a search for (i) Forms 3, 4 and 5 and amendments thereto which might have been furnished to the Company pursuant to Rule 16a-3(e), promulgated under the Exchange Act, and/or written representations which might have been furnished to the Company by any Reporting Persons stating that such person was not required to file a Form 5, since the Company's inception, it has been determined that no one has been delinquent with respect to the reporting obligations set forth in
Section 16(a) of the Exchange Act.

Executive Compensation
Pursuant to an oral agreement as amended on August 22, 2005, and effective as of January 1, 2005 among the Company, IIS and Alfred M. Schiffrin, the Company's sole officer and director, Mr. Schiffrin has waived all other forms of compensation in exchange for 160,000 shares of IIS common stock, valued at $48,000, for his services to the Company, prior to distribution of the proposed spin-off of all the Company's Common Stock by IIS to the IIS Stockholders. The spin-off has not been undertaken or effected. The arrangement will terminate upon the consummation of the spin-off planned to occur shortly after the date of this prospectus. Until December 31, 2004 Mr. Schiffrin was entitled to receive 25% of the gross profits on any sale by the Company of a pre-owned copier. In the years ended December 31, 2002 and 2003, Mr. Schiffrin received no compensation. In teh year ended December 31, 2004 Mr. Schiffrin received $1,740 in commission expense from the Company. The Company expects to pay Mr. Schiffrin reasonable compensation for his services after completion of the proposed spin-off at such time as the Company's business develops to such extent that it is able to do so. The Company has an unused stock option plan and does not have any other employment agreements.

Options/Stock Appreciation Rights (SARs). No options or stock appreciation rights have been granted to the officers since inception.

Compensation of Board of Directors. Currently, directors do not receive any compensation for their services. However, we anticipate that in the future, independent directors will receive stock options for their services. We currently reimburse all directors for any expenses incurred by them in attending meetings of the Board of Directors.

Key Man Insurance. We do not currently maintain life insurance covering the death of our sole officer, director and key employee.

Security Ownership of Certain Beneficial Owners and Management
All of our issued and outstanding shares of Common Stock are currently owned by our parent, International Imaging Systems, Inc. ("IIS"). The following table sets forth information available to us, as of March 10, 2006 with respect to the beneficial ownership of the outstanding shares of International Imaging Systems, Inc.'s common stock by (i) any holder of more than five percent (5%) of the outstanding shares;
(ii) our sole officer and director; and (iii) the officers and directors of International Imaging Systems, Inc. as a group:

----------------------------------------------------------------------------
Name and Address of Beneficial Owner(1) Shares of Common  Percentage (%) of
(International Imaging Systems, Inc.)    Stock Owned(2)    Common Stock(2)
----------------------------------------------------------------------------
Michael D'Angelo(3)                      1,500,000              19.83%
----------------------------------------------------------------------------
Laura Palisa Mujica(4)                   2,100,000              27.76%
----------------------------------------------------------------------------
Lara Nicole Sarafianos(5)                1,200,000              15.86%
----------------------------------------------------------------------------
Alicia M. LaSala(6)                        504,000(7)            6.62%(7)
----------------------------------------------------------------------------
Alfred M. Schiffrin(8)                     635,000               8.40%
----------------------------------------------------------------------------
Alex Sarafianos(9)                          25,000(10)           0.33%(10)
----------------------------------------------------------------------------
C. Leo Smith(3)                                  0(11)              0%(11)
----------------------------------------------------------------------------
Susan Archer(3)                            130,000               1.72%
----------------------------------------------------------------------------
All officers and directors as a group
(three) persons(11)                        155,000(11)           2.05%
----------------------------------------------------------------------------

When the Renewable Assets, Inc. spin-off distribution is effected shortly after the date of this prospectus, the number of RAI (the Company's) shares outstanding will still be 3,014,350, excluding sale of Units, and the percentage of ownership of those shares will correspond directly to those shown in the above table; except that 205,000 RAI shares (5.11%) will be held by the sole officer and director of RAI "as a group". The spin-off distribution has not taken place. Pending consummation of the proposed spin-off, all of our issued and outstanding Common Stock is owned and held by our parent, IIS.

(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Exchange Act.

(2) Percentages are approximate, based on 7,463,700 IIS shares issued and outstanding on March 10, 2006. The proposed spin-off distribution of 3,014,350 Shares of the Company's Common Stock will be on the basis of one (1) Share of RAI Common Stock per every two (2) Shares of IIS common stock held of record on April 14, 2004, the record date. The resulting Stockholder percentages of RAI Common Stock will be approximately the same as reported in the table above for IIS common stock ownership. The spin-off distribution has not taken place.

(3) The business address of the stockholder, director or officer, as the case may be, noted above is 2419 E. Commercial Blvd., Ste. 307, Ft. Lauderdale, FL 33308.

(4) The address of the stockholder noted above is 824 S.E. 8th Street, Ft. Lauderdale, FL 33316.

(5) The address of the stockholder noted above is 4440 N.E. 22nd
Avenue, Lighthouse Point, FL 33064.

(6) The address of the stockholder noted above is 6674 Serena Lane, Boca Raton, FL 33433.

(7) Includes 20,000 shares of Common Stock owned of record by a trust for the benefit of Mrs. LaSala's minor child of which her husband is the sole trustee, and 100,000 shares of Common stock owned of record by her husband. Mrs. LaSala disclaims beneficial ownership of such shares.

(8) The business address of Mr. Schiffrin is 7040 W. Palmetto Park Road, Building 4, No. 572, Boca Raton, FL 33433. Mr. Schiffrin is the sole director and officer of Renewable Assets, Inc. (the Company). Mr. Schiffrin's wife, Mrs. Carol Schiffrin, owns 750 shares. Mr. Schifrrin's adult children both of whom do not reside with Mr. Schiffrin own a total of 800 shares. Mr. Schiffrin disclaims beneficial ownership in all of the shares owned by Mrs. Schiffrin and his adult children.

(9) The address of the IIS director noted above is 16008 Wilmington Place, Tampa FL 33647.

(10) Excludes all shares owned by Lara Nicole Sarafianos. Mr.
Sarafianos is the brother-in-law of Mrs. Sarafianos and disclaims beneficial ownership of all shares owned by Mrs. Sarafianos.

(11) Excludes 2,100,000 shares owned by the mother of Mr. Smith, Laura Palisa Mujica. Mr. Smith disclaims beneficial ownership of such shares. The officers and directors of International Imaging Systems, Inc. are:
C. Leo Smith - CEO, CFO and Director, Susan Archer - Secretary, Alex Sarafianos - Director. Our sole officer and director, Mr. Alfred Schiffrin currently owns 635,000 shares of IIS. The promoter of IIS was Mr. Schiffrin. The IIS control persons include Mr. Schiffrin, Michael D'Angelo, Laura Pulisa Mujica, Lara Sarafianos and the IIS officers and directors, C. Leo Smith, Susan Archer and Alex Sarafianos.


PLAN OF DISTRIBUTION
We are offering, without the services of an underwriter, 1,000,000 Units on a "best-efforts, no-minimum" basis, at the price of $ 0.25 per Unit. As the only officer and director of RAI, Mr. Alfred M. Schiffrin will be the sole participant in the sale of the securities on behalf of the Company. As an associated person of the Issuer, in connection with undertaking and effecting sales of the Units on behalf of the Company, Mr. Schiffrin is exempt from any requirement to register as a broker-dealer in connection with his participation in the offering as described. He will not receive any compensation for services in connection with effecting sales of the Units and he will continue simultaneously with his activities and his officer and director duties for RAI otherwise then in connection with undertaking and effecting sales of the Units in this offering.

Future Audit committee
We intend to establish an Audit Committee upon appropriate expansion of our board of directors. The audit committee of our board of directors, if any, will be responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. To date we have not identified or sought additional directors and we are uncertain whether any future candidate will qualify as an "audit committee financial expert" under the federal securities laws.

Future Compensation committee
We intend to establish a Compensation Committee upon expansion of our board and management. All members of our compensation committee will be independent directors. We currently expect that the compensation committee will recommend approval to the full board of the annual compensation budget for all employees, bonuses, grants of stock options and any adoptions or changes to our benefit plans. To date we have neither identified nor sought additional director candidates.

Code of Conduct and Ethics
The company has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and the NASD Rules.

Indemnification of executive officers and directors
We have agreed to indemnify our executive officers and directors for all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director or officer, if (a) they acted honestly and in good faith with a view to our best interests, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

To the extent that our directors, officers and controlling persons are indemnified under provisions that may be contained in our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has not entered into any transactions during the last two fiscal years with any director, executive officer, director nominee, or any 5% or more shareholder or promoter of its sole shareholder, its parent, IIS, nor has the Company entered into transactions with any member of the immediate families of the foregoing persons (includes spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except for the amended oral agreement between the Company and Mr. Schiffrin described above under "Executive Compensation". Except as set forth below, no other transactions have occurred since the beginning of the Company's last fiscal year or are proposed with respect to which a director or executive officer of the Company, or any member of the immediate families of the foregoing persons, had or will have a direct or indirect material interest.

During fiscal year 2005, RAI received additional paid-in capital from its sole shareholder, its parent, International Imaging Systems, Inc. ("IIS") in the aggregate amount of $ 61,200. That total sum was comprised of:

    1.  $ 5,700 in cash for the payment of RAI's accounting fees;
    2.  $ 7,500 in cash for the payment of RAI's legal fees, and;
    3. $ 48,000 in the form of 160,000 shares of IIS' common stock, valued at the then market price of $ .30 per share, for services rendered to RAI by its president and sole director, Alfred Schiffrin. The shares were issued pursuant to IIS' 2003 Equity Compensation Program.

In fiscal year 2004 RAI received paid-in capital from IIS in the amount of $ 3,014 in cash, consideration paid for the issuance of 3,014,350 shares of RAI's Common Stock at par value of $ .001 to IIS.

During fiscal year 2005, IIS received an aggregate of $609,800 in working capital advances from Laura Palisa Mujica, Michael D'Angelo, and Lara Sarafianos, each of whom is a shareholder of more than 5% of IIS' issued and outstanding common stock. Of the total amount of these advances, $250,671 was repaid as of December 31, 2005. The advances are short term and bear no interest.

During fiscal year 2004 IIS received an aggregate of $ 373,500 in working capital advances from Laura Palisa Mujica, Michael D'Angelo, and Lara Sarafianos, each of whom is a shareholder of more than 5% of IIS' issued and outstanding common stock. Of the total amount of these advances, $341,094 was repaid as of December 31, 2004. These advances too, are short term and bear no interest.

In fiscal year 2005, IIS paid promotional and marketing development fees totaling $4,500 to an entity owned by C. Leo Smith, IIS' Chief Executive Officer.

During fiscal year 2004, IIS paid promotional and marketing development fees totaling $ 7,000 to an entity owned by C. Leo Smith, IIS' Chief Executive Officer.

During fiscal year 2005, Laura Palisa Mujica, Michael D'Angelo, and Lara Sarafianos, each of whom is a shareholder of more than 5% of IIS' issued and outstanding common stock, loaned IIS an aggregate of $360,600, which funds were loaned by IIS to Alcard Mexico, S.A., a non-affiliated third party, and a customer of IIS. The shareholders' loans bear interest at the rate of 6% per annum, and are repayable in two years. As of December 31, 2005 $55,100 of the original principal amount of the shareholders' loans had been repaid.

DESCRIPTION OF SECURITIES
The Company's authorized capital consists of 30,000,000 shares of capital stock, of which 29,000,000 shares are classified as Common Stock, $0.001 par value per share, and 1,000,000 shares are classified as undesignated Preferred Stock, $0.001 par value per share. When the proposed spin-off distribution is completed, our Common Stock will be held by approximately 150 shareholders. The spin-off distribution has not yet taken place. It is planned at this time to be undertaken shortly after the date of this prospectus.

Holders of shares of Common Stock are entitled to one vote per share at all meetings of stockholders. Stockholders are not permitted to cumulate votes in the election of directors. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities. The outstanding shares of Common Stock are duly and validly issued, fully paid and non-assessable.

The Units offered by this prospectus are each comprised of one share of authorized, presently unissued Common Stock and five (5) Class A Common Stock Purcahase Warrants ("Warrants") each of which is exercisable by the holder to purchase one (1) additional share of Common Stock upon exercise by the holder at the price of $0.50 per share payable to the Company. The Warrants are exercisable to purchase our Common Stock at any time prior to two (2) years from the date of this prospectus. The Warrants are detachable from the Units upon purchase in this offering and may be tradable in the event that a market for the Warrants may develop after the date of this prospectus. There is and can be no assurance that any such market will develop. The Warrants, of and in themselves, represent no ownership in the Company and represent only the holder's right to acquire shares of our authorized, previously unissued Common Stock at the exercise price of $0.50 per share at any time during their term as indicated above.

We are authorized to issue up to 1,000,000 shares of previously undesignated Preferred Stock. Our board of directors is empowered, without stockholder approval, to issue series of Preferred Stock with any designations, rights and preferences as they may from time to time determine. So, Preferred Stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the Common Stock. Preferred Stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our Company.

As of the date hereof, the Company has outstanding 3,014,350 shares of Common Stock all of which are held by our parent, International Imaging Systems, Inc., ("IIS") and no shares of Preferred Stock.

Future issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Preferred Stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of RAI's stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests, or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized capital stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any Preferred Stock.

Voting Rights Control
Each share of authorized Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors, at a general shareholder meeting, and may elect all of the directors standing for election.

No Dividend Policy
The Company has never declared or paid a cash dividend on its Common Stock, nor does it have any present intent to do so in the near future. It is anticipated that all earnings will be retained to provide working capital for the implementation of the business plan, until such time as the directors shall, in their sole discretion, declare that the Company's working capital requirements and cash position will permit a cash distribution to stockholders. Stock dividends may be declared, from time to time, in the sole discretion of the board of directors. No such stock dividends have ever been declared and none are anticipated in the foreseeable future.

Proposed Spin-Off
On April 13, 2004, International Imaging Systems, Inc. approved a spin-off distribution to its beneficial shareholders of all of the then issued and outstanding RAI common shares, 3,014,350 shares. The proposed spin-off distribution is expected to be undertaken shortly after the date of this prospectus.

Conflicts of Interest Policies
All future transactions between us and any of our officers and directors must be on terms no less favorable than could be obtained from independent third parties. Our bylaws require that a majority of disinterested directors is required to approve any proposal in which any of our officers or directors has a principal or other interest.

Shares Eligible For Future Sale. As of March 10, 2006, we had
3,014,350 "restricted" shares of Common Stock outstanding all of which are held of record by our parent, International Imaging Systems, Inc., ("IIS"), pending a proposed spin-off distribution to the IIS shareholders of record on the record date, April 14, 2004. The spin-off has not been undertaken.

Freely Tradeable Shares After Offering
After the full completion of this Units offering, exclusive any exercise of the Class "A" Warrants, and after completion of the spin-off distribution of 3,014,350 shares of our issued and outstanding
Common Stock by our parent to its shareholders, intended to be undertaken shortly after the date of this prospectus, there will be a total of approximately 1,407,800 shares of our Common Stock that will be tradable without restriction. The remaining 2,606,550 shares of the Company's issued and outstanding Common Stock will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act held after the spin-off by so-called "large shareholders" of the Company. All of those restricted common shares, owned by control persons, will subsequently become eligible for public sale under Rule 144 as currently in effect. In general, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell their respective stock within any three month period, if the number of shares does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled under Rule 144(k) to sell such shares without regard to any volume limitations under Rule 144. The sale, or availability for sale, of substantial amounts of restricted stock issued in the future could, in the further future, adversely affect the market price of the Common Stock and could impair our ability to raise additional capital through the sale of our equity securities or through debt financing. The future availability of Rule
144 to holders of such restricted securities would be conditioned on, among other factors, the availability of certain public information concerning the Company.

Transfer Agent
The transfer agent for our Common Stock is Corporate Stock Transfer in Denver, Colorado, and their telephone number is (303) 282-4800. Their Internet website is available to all of our shareholders at www.corporatestock.com. While we will act as our own transfer agent
-----------------------
(Warrant Agent) for the redeemable Warrants comprising the Units being offered, all issuance and transfer of the common shares that may be issued on the exercise of the Warrants will be effected by our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL
No expert or counsel was hired on a contingent basis to receive a direct or indirect interest in our business that is valued at greater than $50,000. Thomas W. Klash, Certified Public Accountant, has reviewed or audited the financial statements included in this Prospectus to the extent and for the periods indicated in his reports thereon.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure
The reports of Thomas W. Klash, CPA on Renewable Assets, Inc.'s financial statements for the fiscal years ended December 31, 2003, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles, however the reports were modified to include an explanatory paragraph in which the Auditor expressed substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2003, 2004 and 2005, there were no disagreements with Thomas W. Klash, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to satisfaction of Thomas W. Klash, CPA, would have caused him to make reference to the subject matter of such disagreements in connection with his report on our financial statements for those years.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
We are authorized in our Certificate of Incorporation and our By- Laws to indemnify our officers and directors to the fullest extent allowed under the provisions of the Delaware General Corporation Law for claims brought against such persons in their capacity as officers and or directors. We may hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Delaware Statutes. The rights accruing to any person under our by-laws and Certificate of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Certificate of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS
Eugene Michael Kennedy, Esq. of the Law Office of Eugene Michael
Kennedy, P.A., has rendered an opinion with respect to the validity of the shares of Common Stock covered by this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (File Number 333-129458) under the Securities Act of 1933 regarding the Units offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room.

Our registration statement and other information that we file with the SEC are available to the public from the SEC's website at http://www.sec.gov.
-------------------

INDEX TO FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:


As of December 31, 2005:
------------------------

INDEPENDENT AUDITOR'S REPORT                                          31

FINANCIAL STATEMENTS

        Balance Sheet                                                 32

        Statements of Operations                                      32

        Statements of Shareholder's Deficiency                        34

        Statements of Cash Flows                                      35

        Notes to Financial Statements                               36 - 39


As of December 31, 2004:
------------------------

INDEPENDENT AUDITOR'S REPORT                                          42

FINANCIAL STATEMENTS

        Balance Sheet                                                 43

        Statements of Operations                                      44

        Statement of Shareholder's Equity                             45

        Statement of Cash Flows                                       46

        Notes to Financial Statements                               47 - 49

As of December 31, 2003:
------------------------

INDEPENDENT AUDITOR'S REPORT                                          52

FINANCIAL STATEMENTS

        Balance Sheet                                                 53

        Statements of Operations                                      54

        Statement of Shareholder's Equity                             55

        Statement of Cash Flows                                       56

        Notes to Financial Statements                               57 - 59

                     RENEWABLE ASSETS, INC.
                        SUCCESSOR TO
       A.M.S. MARKETING, INC. -  PHOTOCOPIER DIVISION
                (A DEVELOPMENT STAGE COMPANY)

                     FINANCIAL STATEMENTS

                       DECEMBER 31, 2005

                      RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
         A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                 (A DEVELOPMENT STAGE COMPANY)
                     FINANCIAL STATEMENTS








                       TABLE OF CONTENTS






Independent Auditor's Report                                    1

Balance Sheet                                                   2

Statements of Operations                                        3

Statements of Shareholder's Deficiency                          4

Statements of Cash Flows                                        5

Notes to Financial Statements                                  6-9

                   INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholder
Renewable Assets, Inc.
Successor to A.M.S. Marketing, Inc. - Photocopier Division
(A Development Stage Company)
Boca Raton, Florida

I have audited the accompanying balance sheet of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division (A Development Stage Company) as of December 31, 2005, and the related statements of operations, shareholder's deficiency and cash flows for the years ended December 31, 2005 and 2004, and for the period from July 23, 1998 (inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division as of December 31, 2005, and the results of operations and its cash flows for each of the years ended December 31, 2005 and 2004, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note F to the financial statements, the photocopy division of A.M.S. Marketing, Inc. has sustained recurring operating losses and has minimal assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
February 15, 2006

                     RENEWABLE ASSETS, INC.
                         SUCCESSOR TO
        A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                 (A DEVELOPMENT STAGE COMPANY)
                         BALANCE SHEET
                       DECEMBER 31, 2005





                             ASSETS

CURRENT ASSETS:
    Cash                                                   $        18
    Commission Receivable                                        3,500
                                                           -----------

              TOTAL CURRENT ASSETS                         $     3,518
                                                           ===========


                LIABILITIES AND SHAREHOLDER'S DEFICIENCY


CURRENT LIABILITIES:
    Accounts Payable                                       $     7,085
                                                           -----------

              TOTAL CURRENT LIABILITIES                          7,085
                                                           -----------
SHAREHOLDER'S DEFICIENCY:
    Preferred Stock, $.001 Par Value -
        1,000,000 Shares Authorized -
         -0- Shares Issued and Outstanding
    Common Stock, $.001 Par Value -
        29,000,000 Shares Authorized -
        3,014,350 Shares Issued and Outstanding                  3,014
    Additional Paid-In Capital                                  61,200
    Accumulated Deficit - Development Stage                    (67,781)
                                                           -----------
              TOTAL SHAREHOLDER'S DEFICIENCY                    (3,567)
                                                           -----------

TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIENCY             $     3,518
                                                           ===========


See accompanying notes to financial statements.

                      RENEWABLE ASSETS, INC.
       SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                     STATEMENTS OF OPERATIONS
             YEARS ENDED DECEMBER 31, 2005 AND 2004
      AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2005




                                                                    CUMULATIVE
                                                                    DEVELOPMENT
                                           2005           2004     STAGE AMOUNTS
                                       -----------    -----------  -------------
COMMISSION REVENUES                    $    19,390    $     6,960    $    73,445

GENERAL AND ADMINISTRATIVE
    EXPENSES                                89,869          3,786        237,300
                                       -----------    -----------    -----------

INCOME (LOSS) BEFORE INCOME TAXES          (70,479)         3,174       (163,855)

PROVISION FOR INCOME TAXES                      --            476            476
                                       -----------    -----------    -----------

NET INCOME (LOSS)                      $   (70,479)   $     2,698    $  (164,331)
                                       ===========    ===========    ===========

BASIC AND DILUTED EARNINGS
   (LOSS) PER SHARE                    $     (.023)   $      .001    $     (.055)
                                       ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING            3,014,350      3,014,350      3,014,350
                                       ===========    ===========    ===========









See accompanying notes to financial statements.

                         RENEWABLE ASSETS, INC.
      SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                      (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF SHAREHOLDER'S DEFICIENCY
                 YEARS ENDED DECEMBER 31, 2005 AND 2004





                                                                          RETAINED
                                                                          EARNINGS
                                                                             OR
                                                                          DEFICIT
                                                                         ACCUMULATED
                                     COMMON STOCK          ADDITIONAL      DURING
                                    $.001 PAR VALUE         PAID-IN      DEVELOPMENT
                                 -----------------------
                                  SHARES        AMOUNT      CAPITAL         STAGE          TOTAL
                                 -----------------------   -----------  -------------   ----------

BALANCE - December 31, 2003       3,014,350    $     --    $    --      $       --      $    --

PROCEEDS FROM ISSUANCE
    OF COMMON STOCK                  --            3,014        --              --         3,014

NET INCOME FOR PERIOD                --              --         --             2,698       2,698
                                  ---------    ----------  -----------  -------------   ----------

BALANCE - December 31, 2004       3,014,350        3,014        --             2,698       5,712

ADDITIONAL CAPITAL
    CONTRIBUTION FROM
    PARENT                           --              --        61,200           --        61,200

NET (LOSS) FOR PERIOD                --              --         --           (70,479)    (70,479)
                                  ---------    ----------  -----------  -------------   ----------
BALANCE - December 31, 2005       3,014,350    $   3,014   $   61,200   $    (67,781)   $ (3,567)
                                  =========    ==========  ===========  =============   ==========








See accompanying notes to financial statements.

                        RENEWABLE ASSETS, INC.
     SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                     (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 2005 AND 2004
       AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2005

                                                                                CUMULATIVE
                                                                                DEVELOPMENT
                                                      2005           2004      STAGE AMOUNTS
                                                 -----------    -----------    -------------
CASH FLOWS FROM OPERATING  ACTIVITIES:
  Net Income or (Loss)                           $   (70,479)   $     2,698    $  (164,331)
  Adjustments to Reconcile Net Income (Loss) to
    Net Cash Provided by (Used in) Operating
    Activities:
      Officer Compensation Paid by Issuance
        of  Common Stock of Parent Company            48,000           --           48,000
      Commission Receivable                           (2,300)        (1,200)        (3,500)
      Accounts Payable                                 6,785            300          7,085
      Income Taxes Payable                              (476)           476           --
                                                 -----------    -----------    -----------

NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                               (18,470)         2,274       (112,746)
                                                 -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Borrowings                              2,500           --           30,000
 Repayment of Borrowings                              (2,500)          --          (30,000)
 Working Capital Advances from Parent                 13,200           --           13,200
 Issuance of Common Stock                               --            3,014         99,564
           NET CASH PROVIDED BY                  -----------    -----------    -----------

               FINANCING ACTIVITIES                   13,200          3,014        112,764
                                                 -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                       (5,270)         5,288             18

CASH - Beginning of Period                             5,288           --             --
                                                 -----------    -----------    -----------

CASH - End of Period                             $        18    $     5,288    $        18
                                                 ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
-----------------------------------
The Company made no payments for interest
   and $476 for income taxes.

Stock compensation paid and working capital advances paid by the parent company initially recorded as loans were reclassified to additional paid-in capital.



See accompanying notes to financial statements.

                        RENEWABLE ASSETS, INC.
                           SUCCESSOR TO
          A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2005



NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

 Nature of Operations:
   A.M.S. Marketing, Inc. ("AMS" or the Company) was incorporated in the state of Delaware on July 23, 1998.

   On July 21, 2003, "AMS" acquired 100% ownership of Advanced Imaging Systems, LLC ("AIS"), a privately owned Delaware entity in exchange for 1,200,000 shares of its previously unissued common stock. Prior to the execution of the exchange agreement, the members (owners) of "AIS" purchased a controlling interest in "AMS" from an existing "AMS" shareholder. As a result of the foregoing transactions, the previous owners of "AIS" became the 81.96% owners of "AMS". For accounting purposes, "AIS" is considered to be the acquirer and "AMS" the acquired entity. The business combination was accounted for as a reorganization of entities under common control. No fair value adjustments resulted from the reorganization.

   Prior to the merger, the Company's ("AMS") principal business was the brokerage of pre-owned name brand copy machines from a facility located in Pompano Beach, Florida.

   In October, 2003, A.M.S. Marketing, Inc. changed its name to
   International Imaging Systems, Inc. ("IIS").

   On December 12, 2003, "IIS" formed Renewable Assets, Inc., a wholly-owned subsidiary, to operate the photocopier division.

   On April 13, 2004, the Board of Directors approved a plan to spin off the Company's photocopy division (Renewable Assets, Inc.)

   3,014,350 shares of $.001 par value Renewable Assets, Inc. common stock will be issued to existing shareholders of International Imaging Systems, Inc. in connection with the spin-off not yet undertaken.

                       RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
            A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2005



NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

 Basis of Presentation:
   The financial statements include the accounts of the predecessor Company's photocopier division. The historical accumulated deficit was eliminated as a result of the reorganization.

 Development Stage:
   The Company's management is in the process of raising working capital, developing a new business plan and exploring various business opportunities. Accordingly, the Company is classified as a development stage company.

 Estimates:
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of items included in the financial statements. Actual results could differ from those estimates.

 Financial Instruments:
   The carrying values of accounts receivable and accounts payable approximate fair value at December 31, 2005.

 Commission Receivable:
   The commission receivable is considered to be fully collectible as of December 31, 2005.

 Commission Revenues:
   The Company recognizes commission revenues as an agent for a principal. As such, commissions are recorded pursuant to a predetermined fixed rate, and after the machines are accepted by the ultimate purchaser. The Company locates buyers and is not obligated to take possession of, or fulfill the shipment of the machines sold. Selling prices of the machines sold are determined by the principal, and not the Company. Collection of the sales price and customer returns are the responsibility of the principal.

                       RENEWABLE ASSETS, INC.
                            SUCCESSOR TO
            A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2005


NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

 Advertising:
   Advertising costs are expensed as incurred.

 Earnings or (Loss) Per Common Share:
   Basic and diluted earnings per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Shares issued are considered to be outstanding for all periods presented.


NOTE B  -  CONCENTRATION OF RISK -

   Substantially all of the division's revenues are derived from the sale of pre-owned, refurbished photocopy machines through a marketing arrangement with one company. Termination of the marketing arrangement would have a material adverse effect upon the business.


NOTE C  -  RELATED PARTY TRANSACTIONS -

   On August 22, 2005, the Company's president received 160,000 common shares of the parent company (International Imaging Systems, Inc.) for administrative and management consulting services rendered in the third quarter of 2005. The accompanying financial statements include $48,000 compensation expense based upon the fair value of the shares. Shares of the parent company were issued in accordance with the provisions of the International Imaging Systems, Inc. 2003 equity incentive program. The compensation paid by the parent company is reflected as additional paid-in capital in the accompanying balance sheet.

   The Company received $13,200 working capital advances from the shareholder (parent company) during 2005, reflected as additional paid-in capital in the accompanying balance sheet.

   Commission expense of $1,740 was paid to the Company's president during 2004.



                                     - 8 -

                       RENEWABLE ASSETS, INC.
                           SUCCESSOR TO
             A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2005


NOTE D  -  STOCK OPTION PLAN -

   The Company's 2005 Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by the shareholder on September 15, 2005. The "Plan" provides for the granting of stock options to employees, directors, and consultants.

   Certain awards are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"). Other awards granted under the "Plan" are not intended to qualify as incentive stock options under the "Code".

   The total number of shares of the Company's stock that may be issued under the "Plan" may not exceed 2,000,000. The purchase price, exercise date, and expiration date of options to be issued will be set at the time of grant by management.

   As of December 31, 2005, no stock options were granted under the "Plan".


NOTE E  -  INCOME TAXES -

   The Company has a net operating loss carryforward of approximately $66,000, which may be carried forward through the year 2025 to offset future taxable income.

   Deferred tax assets, amounting to approximately $13,000, relating to the potential tax benefit of the net operating loss carryforward, was offset by a valuation allowance due to the uncertainty of profitable operations in the future.


NOTE F  -  GOING CONCERN UNCERTAINTY -

   The photocopier division has sustained recurring operating losses in prior years and has minimal assets. These factors raise substantial doubt as to the business's ability to continue as a going concern. Management's plans regarding this uncertainty are to raise additional working capital through the implementation of a successful business plan.

                      RENEWABLE ASSETS, INC.
                           SUCCESSOR TO
          A.M.S. MARKETING, INC. -  PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

                        DECEMBER 31, 2004

                         RENEWABLE ASSETS, INC.
                            SUCCESSOR TO
            A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                        FINANCIAL STATEMENTS





                         TABLE OF CONTENTS




Independent Auditor's Report                                    1

Balance Sheet                                                   2

Statements of Operations                                        3

Statements of Shareholder's Equity                              4

Statements of Cash Flows                                        5

Notes to Financial Statements                                  6-8

                   INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Renewable Assets, Inc.
Successor to A.M.S. Marketing, Inc. - Photocopier Division
(A Development Stage Company)
Boca Raton, Florida


I have audited the accompanying balance sheet of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division (A Development Stage Company) as of December 31, 2004, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 2004 and 2003, and for the period from July 23, 1998 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division as of December 31, 2004, and the results of operations and its cash flows for each of the years ended December 31, 2004 and 2003, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, the photocopy division of A.M.S. Marketing, Inc. has sustained recurring operating losses and has minimal assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
February 15, 2005






                             - 1 -

                     RENEWABLE ASSETS, INC.
                         SUCCESSOR TO
        A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
              (A DEVELOPMENT STAGE COMPANY)
                        BALANCE SHEET
                     DECEMBER 31, 2004




                             ASSETS

CURRENT ASSETS:
    Cash                                                   $     5,288
    Accounts Receivable                                          1,200
                                                           -----------

TOTAL CURRENT ASSETS                                       $     6,488
                                                           ===========



              LIABILITIES AND SHAREHOLDER'S EQUITY


CURRENT LIABILITIES:
    Accounts Payable                                       $       300
    Income Taxes Payable                                           476
                                                           -----------
              TOTAL CURRENT LIABILITIES                            776
                                                           -----------
SHAREHOLDER'S EQUITY:
    Preferred Stock, $.001 Par Value -
        1,000,000 Shares Authorized -
         -0- Shares Issued and Outstanding
    Common Stock, $.001 Par Value -
        29,000,000 Shares Authorized -
        3,014,350 Shares Issued and Outstanding                  3,014
    Retained Earnings - Development Stage                        2,698
                                                           -----------
              TOTAL SHAREHOLDERS' EQUITY                         5,712
                                                           -----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                 $     6,488
                                                           ===========






See accompanying notes to financial statements.

                          RENEWABLE ASSETS, INC.
        SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                      (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 2004 AND 2003
         AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2004



                                                                CUMULATIVE
                                                                DEVELOPMENT
                                     2004           2003       STAGE AMOUNTS
                                  -----------    -----------   -------------

COMMISSION REVENUES               $     6,960    $     4,500    $    54,055

GENERAL AND ADMINISTRATIVE
    EXPENSES                            3,786          8,068        147,431
                                  -----------    -----------    -----------

INCOME (LOSS) BEFORE INCOME TAXES       3,174         (3,568)       (93,376)

PROVISION FOR INCOME TAXES                476           --              476
                                  -----------    -----------    -----------

NET INCOME (LOSS)                 $     2,698    $    (3,568)   $   (93,852)

BASIC AND DILUTED EARNINGS
   (LOSS) PER SHARE               $      .001    $     (.001)   $     (.003)
                                  ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING       3,014,350      3,014,350      3,014,350
                                  ===========    ===========    ===========






See accompanying notes to financial statements.

                       RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF SHAREHOLDER'S EQUITY
               YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                                       RETAINED
                                                                       EARNINGS
                                                                          OR
                                                                       DEFICIT
                                                                      ACCUMULATED
                                     COMMON STOCK        ADDITIONAL     DURING
                                    $.001 PAR VALUE       PAID-IN     DEVELOPMENT
                                -----------------------
                                 SHARES       AMOUNT      CAPITAL        STAGE         TOTAL
                                ----------------------- ----------   ------------    ---------
BALANCE - December 31, 2002     4,656,200   $   4,656   $  91,894    $    (92,982)   $   3,568

ISSUANCE OF COMMON STOCK
    IN CONNECTION WITH
    MERGER                      1,200,000       1,200      (1,200)          --           --

NET (LOSS) FOR PERIOD              --            --         --             (3,568)      (3,568)

RECLASSIFICATION OF EQUITY
    RESULTING FROM
    REORGANIZATION             (5,856,200)     (5,856)    (90,694)         96,550        --

ISSUANCE OF COMMON STOCK        3,014,350        --         --              --           --
                                ---------   ---------   ---------    ------------    ---------

BALANCE - December 31, 2003     3,014,350        --         --              --           --

PROCEEDS FROM ISSUANCE
    OF COMMON STOCK                --           3,014       --              --           3,014

NET INCOME FOR PERIOD              --            --         --              2,698        2,698
                                ---------   ---------   ---------    ------------    ---------

BALANCE - December 31, 2004     3,014,350   $   3,014   $   --       $      2,698    $   5,712
                                =========   =========   =========    ============    =========






See accompanying notes to financial statements.

                          RENEWABLE ASSETS, INC.
         SUCCESSOR TOA.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                      (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2004 AND 2003
          AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2004

                                                                                   CUMULATIVE
                                                                                   DEVELOPMENT
                                                        2004           2003       STAGE AMOUNTS
                                                    -----------    -----------    -------------
CASH FLOWS FROM OPERATING  ACTIVITIES:
  Net Income or (Loss)                              $     2,698    $    (3,568)   $   (93,852)
  Adjustments to Reconcile Net Income (Loss) to
     Net Cash Provided by (Used in) Operating
     Activities:
         Accounts Receivable                             (1,200)           --          (1,200)
         Accounts Payable                                   300            --             300
         Income Taxes Payable                               476            --             476
            NET CASH (USED IN) OPERATING            -----------    -----------    -----------

               ACTIVITIES                                 2,274         (3,568)       (94,276)
                                                    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of Common Stock                                3,014            --          99,564
  Proceeds from Borrowings - Shareholder                  --               --          27,500
   Repayment of Borrowings - Shareholder                  --               --         (27,500)
          NET CASH PROVIDED BY                      -----------    -----------    -----------

             FINANCING ACTIVITIES                         3,014            --          99,564
                                                    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                           5,288         (3,568)         5,288

CASH - Beginning of Period                                 --            3,568           --
                                                    -----------    -----------    -----------

CASH - End of Period                                $     5,288    $       --     $     5,288
                                                    ===========    ==========     ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
-----------------------------------

The Company made no payments for interest or income taxes.







See accompanying notes to financial statements.

                      RENEWABLE ASSETS, INC.
                         SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                 (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 2004



NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

 Nature of Operations:
   A.M.S. Marketing, Inc. ("AMS" or the Company) was incorporated in the state of Delaware on July 23, 1998.

   On July 21, 2003, "AMS" acquired 100% ownership of Advanced Imaging Systems, LLC ("AIS"), a privately owned Delaware entity in exchange for 1,200,000 shares of its previously unissued common stock. Prior to the execution of the exchange agreement, the members (owners) of "AIS" purchased a controlling interest in "AMS" from an existing "AMS" shareholder. As a result of the foregoing transactions, the previous owners of "AIS" became the 81.96% owners of "AMS". For accounting purposes, "AIS" is considered to be the acquirer and "AMS" the acquired entity. The business combination was accounted for as a reorganization of entities under common control. No fair value adjustments resulted from the reorganization.

   Prior to the merger, the Company's ("AMS") principal business was the brokerage of pre-owned name brand copy machines from a facility located in Pompano Beach, Florida.

   In October, 2003, A.M.S. Marketing, Inc. filed a Certificate of Amendment to change its name to International Imaging Systems, Inc. ("IIS").

   On December 12, 2003, "IIS" formed Renewable Assets, Inc., a wholly-owned subsidiary, to operate the photocopier division.

   On April 13, 2004, the Board of Directors approved a plan to spin off the Company's photocopy division (Renewable Assets, Inc.)

   3,014,350 shares of $.001 par value Renewable Assets, Inc. common stock will be issued to existing shareholders of International Imaging Systems, Inc. in connection with the spin-off not yet undertaken.

                        RENEWABLE ASSETS, INC.
                           SUCCESSOR TO
            A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2004


NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

 Basis of Presentation:
   The financial statements include the accounts of the predecessor Company's photocopier division. The historical accumulated deficit was eliminated as a result of the reorganization.

 Development Stage:
   The Company's management is in the process of raising working capital, developing a new business plan and exploring various business opportunities. Accordingly, the Company is classified as a development stage company.

 Estimates:
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of items included in the financial statements. Actual results could differ from those estimates.

 Financial Instruments:
   The carrying values of accounts receivable and accounts payable approximate fair value at December 31, 2004.

 Accounts Receivable:
   Accounts receivable are stated at net realizable value. All accounts are considered to be fully collectible as of December 31, 2004.

 Commission Revenues:
   In connection with the Company's revenue recognition policy, the Company recognizes commission revenues as an agent for a principal. As such, commissions are recorded pursuant to a predetermined fixed rate, and after the machines are accepted by the ultimate purchaser. The Company locates buyers and is not obligated to take possession of, or fulfill the shipment of the machines sold. Selling prices of the machines sold are determined by the principal, and not the Company. Collection of the sales price and customer returns are the responsibility of the principal.








                                 - 7 -

                         RENEWABLE ASSETS, INC.
                             SUCCESSOR TO
               A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004



NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

 Advertising:
   Advertising costs are expensed as incurred.


 Earnings or (Loss) Per Common Share:
   Basic and diluted earnings per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Shares issued are considered to be outstanding for all periods presented.


NOTE B  -  CONCENTRATION OF RISK -

   Substantially all of the division's revenues are derived from the sale of pre-owned, refurbished photocopy machines through a marketing arrangement with one company. Termination of the marketing arrangement would have a material adverse effect upon the business.


NOTE C  -  RELATED PARTY TRANSACTIONS -

   Commission expense of $1,740 was paid to the Company's president during 2004.


NOTE D  -  GOING CONCERN UNCERTAINTY -

   The photocopier division has sustained recurring operating losses in prior years and has minimal assets. These factors raise substantial doubt as to the business's ability to continue as a going concern. Management's plans regarding this uncertainty are to raise additional working capital through the implementation of a successful business plan.







                                  - 8 -

                        RENEWABLE ASSETS, INC.
                            SUCCESSOR TO
             A.M.S. MARKETING, INC. -  PHOTOCOPIER DIVISION
                    (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS

                         DECEMBER 31, 2003

                         RENEWABLE ASSETS, INC.
                            SUCCESSOR TO
          A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                    (A DEVELOPMENT STAGE COMPANY)
                         FINANCIAL STATEMENTS





                           TABLE OF CONTENTS





Independent Auditor's Report                                    1

Balance Sheet                                                   2

Statements of Operations                                        3

Statement of Shareholder's Equity                               4

Statement of Cash Flows                                         5

Notes to Financial Statements                                  6-8

                    INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Renewable Assets, Inc.
Successor to A.M.S. Marketing, Inc. - Photocopier Division
(A Development Stage Company)
Boca Raton, Florida


I have audited the accompanying balance sheet of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division (A Development Stage Company) as of December 31, 2003, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 2003 and 2002, and for the period from July 23, 1998 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division as of December 31, 2003, and the results of operations and its cash flows for each of the years ended December 31, 2003 and 2002, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the photocopy division of A.M.S. Marketing, Inc. has sustained recurring operating losses and has no assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
February 15, 2005

                       RENEWABLE ASSETS, INC.
                           SUCCESSOR TO
           A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                           BALANCE SHEET
                         DECEMBER 31, 2003






                                 ASSETS

CURRENT ASSETS                                             $       --
                                                           ----------

TOTAL CURRENT ASSETS                                       $       --
                                                           ----------



                     LIABILITIES AND SHAREHOLDER'S EQUITY


CURRENT LIABILITIES                                        $       --
                                                           ----------

SHAREHOLDERS' EQUITY:
    Preferred Stock, $.001 Par Value -
        1,000,000 Shares Authorized -
         -0- Shares Issued and Outstanding
    Common Stock, $.001 Par Value -
        29,000,000 Shares Authorized -
        3,014,350 Shares Subscribed                                --
    Deficit Accumulated During Development Stage                   --
                                                           ----------
              TOTAL SHAREHOLDERS' EQUITY                           --
                                                           ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $       --
                                                           ==========








See accompanying notes to financial statements.

                     RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                (A DEVELOPMENT STAGE COMPANY)
                   STATEMENTS OF OPERATIONS
           YEARS ENDED DECEMBER 31, 2003 AND 2002
    AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2003






                                                                      CUMULATIVE
                                                                      DEVELOPMENT
                                         2003            2002        STAGE AMOUNTS
                                       ----------     -----------    -------------

COMMISSION REVENUES                    $    4,500     $     9,000    $    47,095

GENERAL AND ADMINISTRATIVE
    EXPENSES                                8,068          32,140        143,645
                                       ----------     -----------    -----------

NET (LOSS)                             $   (3,568)    $   (23,140)   $   (96,550)
                                       ==========     ===========    ===========

BASIC AND DILUTED (LOSS) PER SHARE     $    (.001)    $     (.007)   $     (.032)
                                       ==========     ===========    ===========

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING           3,014,350       3,014,350      3,014,350
                                       ==========     ===========    ===========











See accompanying notes to financial statements.

                      RENEWABLE ASSETS, INC.
  SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                 (A DEVELOPMENT STAGE COMPANY)
               STATEMENTS OF SHAREHOLDER'S EQUITY
             YEARS ENDED DECEMBER 31, 2003 AND 2002








                                                                    DEFICIT
                                                                  ACCUMULATED
                                   COMMON STOCK       ADDITIONAL     DURING
                                  $.001 PAR VALUE       PAID-IN   DEVELOPMENT
                               ----------------------
                                 SHARES      AMOUNT     CAPITAL      STAGE         TOTAL
                               ---------------------- ----------- -----------   ----------
BALANCE - January 1, 2002       4,613,900   $4,613      $70,787   $ (69,842)    $    5,558

SALE OF COMMON STOCK               42,300       43       21,107        --           21,150

NET (LOSS) FOR PERIOD               --        --           --       (23,140)       (23,140)
                               ----------   ------      -------   ---------     ----------

BALANCE - December 31, 2002     4,656,200    4,656       91,894     (92,982)         3,568

ISSUANCE OF COMMON STOCK
    IN CONNECTION WITH
    MERGER                      1,200,000    1,200       (1,200)       --             --

NET (LOSS) FOR PERIOD               --        --           --        (3,568)        (3,568)

RECLASSIFICATION OF EQUITY
    RESULTING FROM
    REORGANIZATION             (5,856,200)  (5,856)     (90,694)     96,550           --

 ISSUANCE OF COMMON STOCK       3,014,350      --          --          --             --
                               ----------   ------      -------   ---------     ----------

BALANCE - December 31, 2003     3,014,350   $  --       $  --     $    --       $     --
                               ==========   ======      =======   =========     ==========




See accompanying notes to financial statements.

                               - 4 -

                       RENEWABLE ASSETS, INC.
     SUCCESSOR TOA.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                    (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS
              YEARS ENDED DECEMBER 31, 2003 AND 2002
    AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2003





                                                                                   CUMULATIVE
                                                                                   DEVELOPMENT
                                                      2003             2002       STAGE AMOUNTS
                                                    --------         --------     -------------
CASH FLOWS FROM OPERATING  ACTIVITIES:
  Net (Loss)                                       $  (3,568)       $ (23,140)    $  (96,550)
  Adjustments to Reconcile Net (Loss) to Net
    Cash Used in Operating Activities:
      Accounts Receivable (Increase) Decrease          --               5,884           --
      Accounts Payable (Increase) Decrease             --                (426)          --
                                                   ---------        ---------     ----------
    NET CASH (USED IN) OPERATING
      ACTIVITIES                                      (3,568)         (17,682)       (96,550)
                                                   ---------        ---------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of Common Stock                         --              21,150         96,550
      Proceeds from Borrowings - Shareholder           --               5,000         27,500
      Repayment of Borrowings  - Shareholder           --              (5,000)       (27,500)
                                                   ---------        ---------     ----------
          NET CASH PROVIDED BY FINANCING
              ACTIVITIES                               --              21,150         96,550
                                                   ---------        ---------     ----------

INCREASE (DECREASE) IN CASH                           (3,568)           3,468           --

CASH - Beginning of Period                             3,568              100           --
                                                   ---------        ---------     ----------

CASH - End of Period                               $   --           $   3,568     $     --
                                                   =========        =========     ==========









See accompanying notes to financial statements.

                                - 5 -

                       RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
          A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                 (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2003



NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

 Nature of Operations:
   A.M.S. Marketing, Inc. ("AMS" or the Company) was incorporated in the state of Delaware on July 23, 1998.

   On July 21, 2003, "AMS" acquired 100% ownership of Advanced Imaging Systems, LLC ("AIS"), a privately owned Delaware entity in exchange for 1,200,000 shares of its previously unissued common stock. Prior to the execution of the exchange agreement, the members (owners) of "AIS" purchased a controlling interest in "AMS" from an existing "AMS" shareholder. As a result of the foregoing transactions, the previous owners of "AIS" became the 81.96% owners of "AMS". For accounting purposes, "AIS" is considered to be the acquirer and "AMS" the acquired entity. The business combination is was accounted for as a reorganization of entities under common control. No fair value adjustments resulted from the reorganization.

   Prior to the merger, the Company's ("AMS")principal business was the brokerage of pre-owned name brand copy machines from a facility located in Pompano Beach, Florida.

   In October, 2003, A.M.S. Marketing, Inc. filed a Certificate of Amendment to change its name to International Imaging Systems, Inc. ("IIS").

   On December 12, 2003, "IIS" formed Renewable Assets, Inc., a wholly-owned subsidiary, to operate the photocopier division. Common shares subscribed to by the parent company were paid for on June 30, 2004.

   On April 13, 2004, the Board of Directors approved a plan to spin off the Company's photocopy division.

   3,014,350 shares of $.001 par value Renewable Assets, Inc. common stock will be issued to existing shareholders of International
   Imaging Systems, Inc. in connection with the spin-off.

                       RENEWABLE ASSETS, INC.
                           SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2003



NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

 Basis of Presentation:
   The financial statements include the accounts of the predecessor Company's photocopier division. The historical accumulated deficit was eliminated as a result of the reorganization. The Company's photocopier division had no sales in the fourth quarter of 2003.

 Development Stage:
   The Company's management is in the process of raising working capital, developing a new business plan and exploring various business opportunities. Accordingly, the Company is classified as a development stage company.

 Estimates:
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of items included in the financial statements. Actual results could differ from those estimates.

 Commission Revenues:
   In connection with the Company's revenue recognition policy, the Company recognizes commission revenues as an agent for a principal. As such, commissions are recorded pursuant to a predetermined fixed rate, and after the machines are accepted by the ultimate purchaser. The Company locates buyers and is not obligated to take possession of, or fulfill the shipment of the machines sold. Selling prices of the machines sold are determined by the principal, and not the Company. Collection of the sales price and customer returns are the responsibility of the principal.

 Advertising:
   Advertising costs are expensed as incurred.

 (Loss) Per Common Share:
   Basic and diluted (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Shares subscribed are considered to be outstanding for all periods presented.

                      RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2003



NOTE B  -  GOING CONCERN UNCERTAINTY -

   The photocopier division has sustained recurring operating losses and has no assets. These factors raise substantial doubt as to the business's ability to continue as a going concern. Management's plans regarding this uncertainty are to raise additional working capital through the implementation of a successful business plan.


NOTE C  -  CONCENTRATION OF RISK -

   Substantially all of the division's revenues are derived from the sale of pre-owned, refurbished photocopy machines through a marketing arrangement with one company. Termination of the marketing arrangement would have a material adverse effect upon the business.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our By-Laws and Certificate of Incorporation provide that we may indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Delaware Statutes. The rights accruing to any person under our bylaws and Certificate of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation. Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, (the "Securities Act") may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the U.S. Securities and Exchange Commission registration fee, are estimates.

SEC registration fee            $       728.54
Accounting fees and expenses          2,500.00
Legal fees and expenses              35,000.00
Printing expenses                     1,200.00
Federal Taxes                              -0-
State Blue-Sky Registration           2,500.00
Transfer Agent Fees                   1,500.00
Miscellaneous                         2,500.00
                          Total    $ 45,928.54
                                   ===========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
From inception on December 12, 2003, as a wholly owned subsidiary corporation, through March 10, 2006 a total of 3,014,350 shares of our Common Stock has been issued. All of those shares were issued as founder's stock to the Company's incorporator, International Imaging Systems, Inc. ("IIS"). The shares were issued pursuant to the exemption from registration provided in Section 4.(2) of the Securities Act, as a transaction by an issuer not involving any public offering. The shares were issued without cost to the recipient.

The proposed spin-off, when undertaken as planned, shortly after the date of this prospectus, of the same 3,014,350 shares of our Common Stock pro-rata to the shareholders of record as of April 14, 2004 of our parent, International Imaging Systems, Inc., will be a distribution of restricted stock to "large shareholders" and unrestricted stock to the other recipients, pursuant to Staff Legal Bulletin No. 4(CF), paragraph 4. The category "large shareholders" includes Lara Sarafianos, Michael D'Angelo, Alfred Schiffrin, our sole office and director, and Laura Palisa Mujica, record holder recipients representing in the aggregate 2,606,550 shares of our Common Stock in the planned spin-off distribution. The remaining 407,800 shares in the spin-off will be distributed to the other IIS Shareholders as unrestricted stock.

On July 15, 2003, Mr. Schiffrin sold 3,600,000 shares of IIS (then A.M.S. Marketing, Inc.) restricted common stock to Lara Sarafianos, Michael D'Angelo, Laura Palisa Mujica and Sarah Cinnante for cash in the aggregate amount of $2,500 and promissory notes in the aggregate original principal amount of $177,500. The shares were sold by Mr. Schiffrin in private transactions which did not involve either the issuer, IIS, or the Company (RAI). The transactions were exempt from registration under the so-called "Section 4.(1 1/2)" exemption in that Mr. Schiffrin had held the shares sold for more than five (5) years, sold them in private transactions and assured certain safeguards were implemented against resale of the stock following the private transactions.


ITEM 27. EXHIBITS

A. INDEX TO EXHIBITS

(3)  Certificate of Incorporation and By-Laws
(4) Instruments defining the rights of security holders, including indentures.
(5)  Opinion of Counsel
(10) Material Contracts Code of Ethics
(20) Subscription Agreement Consent of Experts
(99) Additional Exhibits


B. DESCRIPTION OF EXHIBITS

Exhibit No.   Description
-----------   -----------
3.1           Certificate of Incorporation of Renewable Assets, Inc. -
              December 12, 2003, as filed July 12, 2005 with our Form
              10-KSB and incorporated herein by reference.

3.3 Bylaws of Renewable Assets, Inc. - December 13, 2003, as filed July 12, 2005 with our Form 10-KSB and incorporated herein by reference.

4.1 Specimen Stock Certificate - as filed July 12, 2005, with our Form 10-KSB and incorporated herein by reference.

4.2 Specimen Agreement - Redeemable Class "A" Common Stock Purchase Warrant - as filed November 4, 2005 with our SB-2 and incorporated by reference.

5.1 Opinion of counsel as to legality of securities being registered.

10.1 2005 Stock Plan - September 15, 2005 - as filed November 4, 2005 with our SB-2 and incorporated by reference.

10.2 Marketing Service Agreement - Office Furniture Warehouse, Inc. Sun Coast Imaging Systems, Inc. and International Imaging Systems, Inc. dated December 1, 2003 as filed

              July 12, 2005 with our Form 10-KSB and incorporated herein by reference.

10.3 Amendment to the Terms of the Oral Agreement among Renewable Assets, Inc. and Alfred Schiffrin - as filed November 4, 2005 with our SB-2 and incorporated by reference.

14.1 Officers' Code of Ethics - as filed November 4, 2005 with our SB-2 and incorporated by reference.

20.1          Subscription Agreement - filed herewith.

23.1          Independent Auditor's Consent - 2005 - filed herewith.

23.2          Independent Auditor's Consent - 2004 - filed herewith.

23.3          Independent Auditor's Consent - 2003 - filed herewith.

23.4          Consent of Counsel (included in Exhibit 5.1) - filed herewith.

99.1 Agreement and Plan of Exchange, effective as of July 31, 2003, by and among A.M.S. Marketing, Inc., Advanced Imaging Systems, LLC and all of the holders of limited liability company interests in Advanced Imaging Systems, LLC (omitting all schedules and exhibits).*

99.2 A.M.S. Marketing, Inc. Common Stock Purchase Agreement, dated July 15, 2003, between Alfred M. Schiffrin and Sarah Cinnante.

99.3 A.M.S. Marketing, Inc. Common Stock Purchase Agreement, dated July 15, 2003, between Alfred M. Schiffrin and Michael D'Angelo.

99.4 A.M.S. Marketing, Inc. Common Stock Purchase Agreement, dated July 15, 2003, between Alfred M. Schiffrin and Laura Palisa Mujica.

99.5 A.M.S. Marketing, Inc. Common Stock Purchase Agreement, dated July 15, 2003, between Alfred M. Schiffrin and Lara Nicole Sarafianos.

99.6 Secured Promissory Note, dated July 15, 2003, from Sarah Cinnante to Alfred M. Schiffrin for purchase of A.M.S. Marketing, Inc. common stock.

99.7 Secured Promissory Note, dated July 15, 2003, from Michael D'Angelo to Alfred M. Schiffrin for purchase of A.M.S. Marketing, Inc. common stock.

99.8 Secured Promissory Note, dated July 15, 2003, from Laura Palisa Mujica to Alfred M. Schiffrin for purchase of A.M.S. Marketing, Inc. common stock.

99.9 Secured Promissory Note, dated July 15, 2003, from Lara Nicole Sarafianos to Alfred M. Schiffrin for purchase of A.M.S. Marketing, Inc. common stock.

* The Registrant will furnish all omitted and schedules and exhibits to the Agreement and Plan of Exchange, effective as of July 31, 2003, by and among A.M.S. Marketing, Inc., Advanced Imaging Systems, LLC and all of the holders of limited liability company interests in Advanced Imaging Systems, LLC, upon request of the Securities and Exchange Commission.




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ITEM 28. UNDERTAKINGS

A. 	Rule 415 Offering

We hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  We hereby request the acceleration of the Effective Date hereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Boca Raton, Florida, on March 13, 2006.




                               Renewable Assets, Inc.



                               By: /s/ Alfred M. Schiffrin
                                   -----------------------------
                                   Alfred M. Schiffrin
                                   Chief Executive Officer,
                                   Chief Financial Officer,
                                   Principal Accounting Officer
                                   and Director















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